UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Oportun Financial Corporation

(Name of Registrant as Specified in its Charter)

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April 28, 2020

Dear Oportun Stockholder:

I am pleased to invite you to attend the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of Oportun Financial Corporation (“Oportun” or the “Company”) on Wednesday, June 3, 2020, beginning at 8:00 a.m. Pacific time. The Annual Meeting will be conducted as a virtual meeting of stockholders by means of a live interactive audio webcast. We believe that hosting a virtual meeting will enable greater stockholder attendance and participation from any location, improved communication and cost savings to our stockholders and support the health of our stockholders and employees given the public health impact of the COVID-19 pandemic. There is no in-person meeting for you to attend. The format of this year’s Annual Meeting ensures that our stockholders who attend the Annual Meeting will be afforded similar rights and opportunities to participate as they would at an in-person meeting. You will be able to attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/OPRT2020. The stockholders question and answer session at the Annual Meeting will include questions submitted both live and in advance.

Your vote is very important. Regardless of whether you plan to virtually attend the Annual Meeting, we hope you will vote as soon as possible. You may vote by proxy over the internet, telephone or, if you received paper copies of the proxy statement by mail, you may also vote by mail by following the instructions on the proxy card. The attached proxy statement contains details of the business to be conducted at the Annual Meeting and additional information on how to vote.

On behalf of the board of directors, I would like to express our appreciation for your ongoing support of Oportun and our mission to provide inclusive, affordable financial services.

Sincerely,

Raul Vazquez

Chief Executive Officer

Oportun Financial Corporation

2 Circle Star Way

San Carlos, California 94070

Notice of the 2020 Annual Meeting of Stockholders

Date and Time

There will be no physical meeting location. The Annual Meeting will be held virtually through a live interactive audio webcast on Wednesday, June 3, 2020 at 8:00 a.m. Pacific time. The meeting will only be conducted via the audio webcast.

Access to the Audio Webcast of the Annual Meeting

The audio webcast of the Annual Meeting will begin promptly at 8:00 a.m. Pacific time. Online access to the audio webcast will open approximately 15 minutes prior to the start of the Annual Meeting to allow time for you to log in and test your computer audio system. We encourage you to access the meeting prior to the start time.

Log in Instructions

To attend the virtual Annual Meeting, log in at www.virtualshareholdermeeting.com/OPRT2020. You will need your unique control number on your proxy card (printed in the box and marked by the arrow) or on the instructions that accompanied your proxy materials.

Submitting Questions for the Virtual Annual Meeting

You may submit a question in advance of the meeting by visiting www.proxyvote.com. Once online access to the Annual Meeting is open, stockholders may submit questions, if any, on www.virtualshareholdermeeting.com/OPRT2020. To log-in to either site to submit a question, you will need your unique control number included on your proxy card (printed in the box and marked by the arrow) or on the instructions that accompanied your proxy materials. Questions pertinent to meeting matters will be answered during the meeting, subject to time constraints.

Voting Your Shares at the Virtual Annual Meeting

You may vote your shares at the Annual Meeting even if you have previously submitted your vote. For instructions on how to do so, see the section below titled “Voting and Meeting Information—How do I vote?”

Meeting Agenda	1)	To elect two Class I Directors to serve until our 2023 annual meeting of stockholders.

	2)	To ratify the selection of Deloitte & Touche, LLP as our independent registered public accounting firm for the year ending December 31, 2020.

	3)	To approve, on an advisory non-binding basis, Oportun’s named executive officer compensation, as described in the proxy materials.

	4)	To approve, on an advisory non-binding basis, the frequency of future stockholder votes on Oportun’s named executive officer compensation.

	5)	To conduct any other business properly brought before the Annual Meeting or any adjournments or postponements thereof.

Record Date	The record date for the Annual Meeting is April 15, 2020. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

Mailing Date	We expect to mail this proxy statement and the enclosed proxy card on or about April 28, 2020 to all stockholders of record entitled to vote at the meeting.

Voting and Meeting Information

The information provided in this “Voting and Meeting Information” section is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website addressed in this proxy statement are inactive textual references only.

Why am I receiving these materials?

Our board of directors is providing this proxy statement and the enclosed proxy card to you in connection with our board of directors’ solicitation of proxies for use at Oportun’s Annual Meeting, which will take place on June 3, 2020. Stockholders are invited to attend the Annual Meeting and are requested to vote on the proposals described in this proxy statement.

We expect to mail this proxy statement and the enclosed proxy card on or about April 28, 2020 to all stockholders of record entitled to vote at the meeting.

What is included in these materials?

These materials include:

•	This proxy statement for the Annual Meeting; and

•	The Company’s Annual Report on Form 10-K for the year ended December 31, 2019, as filed with the Securities and Exchange Commission (the “SEC”) on February 28, 2020.

Why are we holding a virtual Annual Meeting?

The Annual Meeting will be conducted as a virtual meeting of stockholders by means of a live interactive webcast. We believe that hosting a virtual meeting will enable greater stockholder attendance and participation from any location, improved communication and cost savings to our stockholders and support the health of our stockholders and employees given the emerging public health impact of the COVID-19 pandemic. The virtual Annual Meeting will allow our stockholders to ask questions and to vote.

How do I attend and participate in the Annual Meeting?

The meeting will be held at 8:00 a.m. Pacific time on June 3, 2020 at www.virtualshareholdermeeting.com/OPRT2020. We encourage you to access the virtual meeting website prior to the start time. Online access to the audio webcast will open approximately 15 minutes prior to the start of the meeting, and you should allow ample time to ensure your ability to access the meeting.

The stockholders’ question and answer session will include questions submitted in advance of, and questions submitted live during, the Annual Meeting. You may submit a question in advance of the meeting by visiting www.proxyvote.com. You may submit a question at any time during the meeting by visiting www.virtualshareholdermeeting.com/OPRT2020. To log-in to either site to submit a question, you will need your unique control number included on your proxy card (printed in the box and marked by the arrow) or on the instructions that accompanied your proxy materials. Questions pertinent to meeting matters will be answered during the meeting, subject to time constraints.

What if I have technical difficulties or trouble accessing the virtual meeting website during the check-in time or during the Annual Meeting?

Technicians will be available to assist you if you experience technical difficulties accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call 800-586-1548 (domestic) or 303-562-9288 (international) for assistance.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on April 15, 2020 will be entitled to vote at the meeting. On the record date, there were 27,143,797 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If, on April 15, 2020, your shares of common stock were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote during the meeting in person or vote by proxy via the internet, telephone, or mail. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If, on April 15, 2020, your shares of common stock were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and Annual Meeting materials will be forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. Since you are not the stockholder of record, you may vote your shares during the meeting only by following the instructions from your broker, bank or other agent.

What matters am I voting on?

There are four matters scheduled for a vote:

•	Election of two Class I directors to hold office until our 2023 annual meeting of stockholders;

•	Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2020;

•	Approval, on an advisory non-binding basis, of the compensation of our named executive officers, as described in this proxy statement; and

•	Approval, on an advisory non-binding basis, of the frequency of future stockholder votes on the compensation of our named executive officers.

What if another matter is properly brought before the meeting?

Our board of directors knows of no other matters that will be presented for consideration at the meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

The procedures for voting are as follows:

Voting by Proxy Without Attending the Annual Meeting

You may direct how your shares are voted by proxy without attending the Annual Meeting.

You may vote your shares by proxy in any of the following three ways:

•

Using the Internet. Stockholders of record may vote online before the meeting, by going to www.proxyvote.com and following the instructions. Beneficial owners may vote by accessing the website specified on the voting instruction forms provided by their brokers, trusts, banks or other nominees. You will be required to enter the control number that is included on your proxy card or other voting instruction form provided by your broker, trust, bank or other nominee. Online proxy voting via the internet is available 24 hours a day and will close 11:59 p.m. Pacific time, on June 2, 2020 for shares held by stockholders of record. Internet proxy voting is provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. Please be aware that you must bear any costs associated with your internet access.

•

By Telephone. Stockholders of record may vote by calling 1-800-690-6093 and following the recorded instructions. Beneficial owners may vote by calling the number specified on the voting instruction forms provided by their brokers, trusts, banks or other nominees. You will be required to enter the control number that is included on your proxy card or other voting instruction form provided by your broker, trust, bank or other nominee. Telephone proxy voting is available 24 hours a day and will close 11:59 p.m. Pacific time, on June 2, 2020 for shares held by stockholders of record.

•

By Mail. Stockholders of record may submit proxies by mail by marking, signing and dating the printed proxy cards included with your proxy materials and mailing them in the accompanying pre-addressed envelopes to be received prior to the Annual Meeting. Beneficial owners may vote by marking, signing and dating the voting instruction forms provided and mailing them in the accompanying pre-addressed envelopes in accordance with the instructions provided.

Voting at the Virtual Annual Meeting

You may vote your shares at the Annual Meeting even if you have previously submitted your vote. To vote at the Annual Meeting, log in at www.virtualshareholdermeeting.com/OPRT2020. You will need your unique control number included on your proxy card (printed in the box and marked by the arrow) or on the instructions that accompanied your proxy materials. If you are the beneficial owner of shares held through a broker, or other nominee, please follow the instructions provided by your broker, trustee or nominee.

Can I change my vote?

If you are a stockholder of record, you may revoke your proxy at any time before it is exercised at the Annual Meeting by (i) delivering written notice, bearing a date later than the proxy, stating that the proxy is revoked, (ii) submitting a later-dated proxy relating to the same stock by mail, telephone or the internet prior to the vote at the Annual Meeting, or (iii) attending and voting at the Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy). Stockholders of record may also follow the instructions provided on the proxy card to submit a new proxy by telephone or via the internet.

If you are a beneficial owner, you may revoke your proxy or change your vote only by following the separate instructions provided by your broker, trust, bank or other nominee.

How many votes do I have?

Each holder of common stock will have the right to one vote per share of common stock.

What is the quorum requirement?

A quorum is the minimum number of shares required to be present at the Annual Meeting to properly hold an annual meeting of stockholders and conduct business under our amended and restated bylaws and Delaware law. The presence at the Annual Meeting, virtually or by proxy, of the holders of a majority of the outstanding shares of stock entitled to vote at the Annual Meeting will constitute a quorum at the Annual Meeting for the transaction of any business. If a quorum is established, each stockholder entitled to vote at the Annual Meeting will be entitled to one vote, virtually or by proxy, for each share of stock entitled to vote held by such stockholder on the record date, April 15, 2020. On the record date, there were 27,143,797 shares of common stock outstanding and entitled to vote. To have a quorum the holders of shares representing an aggregate of 13,571,899 votes must be present virtually or be represented by proxy at the Annual Meeting. Proxies received but marked as abstentions and broker “non-votes” will be included in the calculation of the number of votes considered to be present at the Annual Meeting and will be counted for quorum purposes.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote during the Annual Meeting, or through the internet, by telephone or by completing your proxy card before the meeting, your shares will not be voted and will not count towards the quorum.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

Broker non-votes occur when shares held by a broker for a beneficial owner are not voted either because (i) the broker did not receive voting instructions from the beneficial owner or (ii) the broker lacked discretionary authority to vote the shares. Abstentions represent a stockholder’s affirmative choice to decline to vote on a proposal, and occur when shares present at the meeting are marked “Abstain.” Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present but have no effect on the outcome of matters voted.

A broker has discretionary authority to vote shares held for a beneficial owner on “routine” matters without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on “non-routine” matters.

Proposals 1, 3 and 4 are non-routine matters so your broker or nominee may not vote your shares on Proposals 1, 3 or 4 without your instructions. Proposal 2, the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2020, is a routine matter so your broker or nominee may vote your shares on Proposal 2 even in the absence of your instruction.

What if I return a proxy card but do not make specific choices?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and you submit a proxy but you do not provide voting instructions, your shares will be voted in accordance with our board of directors’ recommendations:

•	FOR the election of each of the two directors nominated by our board of directors and named in this proxy statement as Class I Directors to serve for a three-year term;

•	FOR the ratification of the selection of Deloitte and Touche, LLP as our independent registered public accounting firm for the year ending December 31, 2020;

•	FOR the approval, on an advisory non-binding basis, of the compensation of our named executive officers, as described in this proxy statement;

•	FOR “ONE YEAR” as the preferred frequency to hold future stockholder votes on the compensation of our named executive officers, on an advisory non-binding basis; and

•	If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If you are a beneficial owner and you do not provide your broker, bank or other nominee that holds your shares with voting instructions, then your broker, bank or other nominee will determine if it has discretion to vote on each matter. Brokers do not have discretion to vote on non-routine matters. In the absence of timely directions, your shares will be treated as a broker non-vote as described above in the section “What happens if I do not vote?”

What vote is required to approve each proposal?

The vote required to approve each proposal is set forth below. Brokers or other nominees who do not receive voting instructions from the beneficial owners of shares of common stock will only have discretion to vote on Proposal 2.

Proposal and Description		Vote Required	Effect of Broker Non-Votes	Effect of Abstentions
1 —	Election of two Class I Directors	Nominees who receive the highest number of “For” votes will be elected “Withhold” votes will have no effect	No Effect	Not Applicable

2 —	Ratification of Deloitte and Touche, LLP as our independent registered public accounting firm for the year ending December 31, 2020	“For” votes from the holders of a majority of the voting power of our common stock present virtually or by proxy and entitled to vote thereon	Not Applicable (1)	Counts Against

3 —	Approval, on an advisory non-binding basis, of our named executive officer compensation, as described in this proxy statement	“For” votes from the holders of a majority of the voting power of our common stock present virtually or by proxy and entitled to vote thereon	No Effect	Counts Against

4 —	Approval, on an advisory non-binding basis, of the frequency to hold future advisory non-binding stockholder votes on our named executive officer compensation

The frequency (every one, two, or three years) receiving the “For” votes from the holders of a majority of the voting power of our common stock present virtually or by proxy and entitled to vote thereon will be considered the frequency recommended by stockholders

			No Effect	Not Applicable

(1)

This proposal is considered to be a “routine” matter. Accordingly, if you hold your shares in street name and do not provide voting instructions to your broker, bank, or other agent that holds your shares, your broker, bank, or other agent has discretionary authority to vote your shares on this proposal.

Who counts the votes?

We have engaged Broadridge Financial Solutions (“Broadridge”) as our independent agent to tabulate stockholder votes. If you are a stockholder of record, and you choose to vote over the internet or by telephone, Broadridge will access and tabulate your vote electronically, and if you choose to sign and mail your proxy card, your executed proxy card is returned directly to Broadridge for tabulation. As noted above, if you hold your shares through a broker, your broker (or its agent for tabulating votes of shares held in street name, as applicable) returns one proxy card to Broadridge on behalf of all its clients.

How can I find out the results of the voting at the Annual Meeting?

We expect that preliminary voting results will be announced during the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting.

Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Oportun or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote, or to facilitate a successful proxy solicitation.

When are stockholder proposals due for next year’s annual meeting?

Requirements for stockholder proposals to be considered for inclusion in our proxy materials.

Stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and intended to be presented at the 2021 annual meeting of stockholders must be received by us not later than December 29, 2020 in order to be considered for inclusion in our proxy materials for that meeting.

Requirements for stockholder proposals to be brought before an annual meeting.

Our amended and restated bylaws provide that, for stockholder director nominations or other proposals to be considered at an annual meeting but not included in our proxy statement, the stockholder must give timely notice thereof in writing to our Corporate Secretary at Oportun Financial Corporation, 2 Circle Star Way, San Carlos, CA 94070. To be timely for the 2021 annual meeting of stockholders, a stockholder’s notice must be delivered to or mailed and received by our Corporate Secretary at our principal executive offices between February 3, 2021 and March 5, 2021. A stockholder’s notice to the Corporate Secretary must also set forth the information required by our amended and restated bylaws.

Availability of Bylaws

A copy of our amended and restated bylaws may be obtained on our investor relations website at https://investor.oportun.com/corporate-governance/governance-overview.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies.

What is “householding” and how can I obtain an additional copy of the proxy statement?

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for annual meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of annual meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

We are sending only one set of Annual Meeting materials to those addresses with multiple stockholders unless we received contrary instructions from any stockholder at that address. Householding helps to reduce our printing and postage costs, reduces the amount of mail you receive and helps to preserve the environment. If you currently receive multiple copies of the Annual Meeting materials at your address and would like to request “householding” of your communications, please contact your broker. Once you have elected “householding” of your communications, “householding” will continue until you are notified otherwise or until you revoke your consent.

Stockholders of record who would like to receive a separate copy, or, if you are receiving multiple copies, to request that we only send a single copy of next year’s proxy statement and annual report, you may contact Broadridge as follows:

Broadridge Householding Department

51 Mercedes Way

Edgewood, New York 11717

(866) 540-7095

Stockholders who hold shares in street name may contact their brokerage firm, bank, broker-dealer or other nominee to request information about householding.

Proposal No. 1 — Election of Directors

Our board of directors has nominated Jo Ann Barefoot and David Strohm for election as Class I directors at the Annual Meeting. Ms. Barefoot and Mr. Strohm are currently directors of the Company. For information concerning the nominees, see “Board of Director Biographies.”

Our board of directors is currently composed of seven members. In accordance with our amended and restated certificate of incorporation, our board of directors is divided into three classes with staggered three-year terms. One class is elected each year at the annual meeting of stockholders for a term of three years. This classification of our board of directors may have the effect of delaying or preventing changes in control of the Company. Our directors are divided into the three classes as follows:

•

Class I directors: Ms. Barefoot and Mr. Strohm, if elected at this Annual Meeting, will serve until their terms expire at the annual meeting of stockholders to be held in 2023 and until their successors have been duly elected, or their earlier death, resignation or removal;

•	Class II directors: Aida Alvarez and Louis Miramontes, whose terms will expire at the annual meeting of stockholders to be held in 2021.

•	Class III directors: Carl Pascarella, Neil Williams and Raul Vazquez, whose terms will expire at the annual meeting of stockholders to be held in 2022.

We believe that all nominees will be able and willing to serve if elected. However, if any nominee should become unable or unwilling to serve for any reason, proxies may be voted for another person nominated as a substitute by the board of directors, or the board of directors may reduce the number of directors.

Vote Required

The election of Class I directors requires a plurality vote of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon to be approved. Accordingly, the two nominees receiving the highest number of “FOR” votes will be elected. Broker non-votes will have no effect on this proposal. As a result, any shares not voted “For” a particular nominee (whether as a result of a withhold vote or a broker non-vote) will not be counted in such nominee’s favor and will have no effect on the outcome of the election. Unless you direct otherwise through your proxy voting instructions, the persons named as proxies will vote all proxies received “FOR” the election of each nominee.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE TWO DIRECTORS NOMINATED BY OUR BOARD OF DIRECTORS AND NAMED IN THIS PROXY STATEMENT AS CLASS I DIRECTORS TO SERVE FOR A THREE-YEAR TERM.

Proposal No. 2 — Ratification of Selection of Independent Registered Public Accounting Firm

Our audit and risk committee has selected Deloitte & Touche LLP, as our independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2020. Deloitte & Touche LLP has served as our independent registered public accounting firm since 2010. The audit and risk committee reviews the performance of the independent registered public accounting firm annually.

At the Annual Meeting, stockholders are being asked to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2020. Stockholder ratification of the selection of Deloitte & Touche LLP is not required by our amended and restated bylaws or other applicable legal requirements. However, our board of directors is submitting the selection of Deloitte & Touche LLP to our stockholders for ratification as a matter of good corporate governance. In the event that this selection is not ratified by the affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote, such selection will be reconsidered by our audit and risk committee. Even if the selection is ratified, our audit and risk committee, in its sole discretion, may select another independent registered public accounting firm at any time during the year ending December 31, 2020 if the committee believes that such a change would be in the best interests of Oportun and its stockholders. A representative of Deloitte & Touche LLP is expected to be present during the meeting, where he or she will be available to respond to appropriate questions from stockholders and, if he or she desires, to make a statement.

Vote Required

The ratification of the selection of Deloitte & Touche LLP requires the affirmative vote of a majority of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the effect of a vote AGAINST the proposal.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2020.

Principal Accounting Fees and Services

The following table reflects the aggregate fees for audit and other services provided by Deloitte & Touche LLP for the years ended December 31, 2019 and 2018:

	Year Ended December 31,
	2019	2018
Audit Fees (1)	$1,556,227	$1,651,110
Audit-Related Fees (2)	225,000	305,000
Tax Fees (3)	403,567	330,892
All Other Fees (4)	3,790	1,895

Total Fees	$2,188,584	$2,288,897

(1)

Audit Fees consist of fees for professional services rendered in connection with the audit of our annual consolidated financial statements, the review of our quarterly condensed consolidated financial statements, statutory audit fees, and audit services that are normally provided by the independent registered public accounting firm in connection with regulatory filings. This category also includes fees for professional services provided in connection with our initial public offering, incurred during the fiscal years ended December 31, 2019 and 2018, including comfort letters, consents and review of documents filed with the SEC.

(2)	Audit-Related Fees consist of fees for assurance and related services, including issuance of service auditor attestation reports,
(3)	Tax Fees consist of fees for U.S. and international corporate tax compliance and consulting services.
(4)	All Other Fees consist of aggregate fees billed for products and services other than those disclosed above, including providing reviews in connection with ongoing requirements.

Audit and Risk Committee Oversight of Independence and Pre-Approval Policy

At least annually, consistent with the applicable SEC and Public Company Accounting Oversight Board (“PCAOB”) rules, the audit and risk committee receives and reviews written disclosures from our independent registered public accounting firm, Deloitte & Touche LLP, delineating all relationships between them, or their affiliates, and the Company, or persons in financial oversight roles at the Company, that may reasonably be thought to bear on independence. The audit and risk committee considers and discusses with Deloitte & Touche LLP any potential effects of any such relationships on their independence, as well as any compensation or services that could affect the their objectivity and independence.

As part of the audit and risk committee’s oversight of independence, the committee determines and approves engagements of Deloitte & Touche LLP to perform any proposed permissible non-audit services, including the scope of the service and the compensation to be paid, prior to the commencement of such engagements. All of the services provided by Deloitte & Touche LLP for the years ended December 31, 2019 and 2018 described above were pre-approved by the audit and risk committee. Our audit and risk committee has determined that the rendering of services other than audit services by Deloitte & Touche LLP is compatible with maintaining the principal accountant’s independence.

Proposal No. 3 — Advisory Non-binding Vote on Executive Compensation

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, our stockholders have the opportunity to cast an annual advisory non-binding vote to approve the compensation of our named executive officers as disclosed pursuant to the SEC’s compensation disclosure rules, which disclosure includes “Executive Compensation,” the compensation tables, and the narrative disclosures that accompany the compensation tables (a “say-on-pay” vote). We encourage stockholders to read “Executive Compensation,” beginning on page 30 of this proxy statement, which describes the details of our executive compensation program and the decisions made by the compensation and leadership committee in 2019. Our board of directors and compensation and leadership committee believe that these policies and practices are effective in implementing our compensation philosophy and in achieving our compensation program goals.

Accordingly, we are asking our stockholders to vote “FOR” the following resolution:

RESOLVED, that the stockholders hereby approve, on an advisory non-binding basis, the compensation paid to the Company’s named executive officers, as disclosed in the Company’s proxy statement for the Annual Meeting, pursuant to the compensation disclosure rules of the SEC, including in the Executive Compensation section, the compensation tables and the narrative discussions that accompany the compensation tables.

Vote Required

The approval of this advisory non-binding proposal requires the majority of the voting power of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the effect of a vote AGAINST this proposal and broker non-votes will have no effect on this proposal.

As an advisory vote, this proposal is not binding on our management team, our board of directors and our compensation and leadership committee. However, the compensation and leadership committee and our board of directors value the opinions expressed by stockholders in their votes on this proposal and will consider the outcome of the vote when making future compensation decisions regarding named executive officers.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL, ON AN ADVISORY NON-BINDING BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

Proposal No. 4 — Advisory Non-binding Vote on the Frequency of an Advisory Vote on Executive Compensation

The Dodd-Frank Act and Section 14A of the Exchange Act enable our stockholders to indicate their preference at least once every six years regarding how frequently we should solicit a advisory non-binding vote on the compensation of our named executive officers as disclosed in our proxy statement. Accordingly, we are asking our stockholders to indicate whether they would prefer an advisory vote every one year, two years or three years. Alternatively, stockholders may abstain from casting a vote.

After considering the benefits and consequences of each alternative, our board of directors recommends that the advisory vote on the compensation of our named executive officers be submitted to the stockholders every year. In formulating its recommendation, our board of directors considered that compensation decisions are made annually and that an annual advisory vote on the compensation of our named executive officers will allow stockholders to provide more frequent and direct input on our compensation philosophy, policies and practices. Our board of directors believes that an annual vote is therefore consistent with our efforts to engage in an ongoing dialogue with our stockholders on executive compensation and corporate governance matters.

Vote Required

The alternative among one year, two years or three years that receives the majority of the votes cast at the Annual Meeting by stockholders entitled to vote thereon will be deemed to be the frequency preferred by our stockholders. Abstentions and broker non-votes will have no effect on this proposal.

While our board of directors believes that its recommendation is appropriate at this time, the stockholders are not voting to approve or disapprove that recommendation, but are instead asked to indicate their preference, on an advisory non-binding basis, as to whether non-binding future stockholder advisory votes on the compensation of our named executive officers should be held every year, two years or three years.

As an advisory vote, the result of this proposal is non-binding. Although the vote is non-binding, our board of directors and compensation and leadership committee value the opinions of our stockholders in this matter and, to the extent there is any significant vote in favor of one time period over another, will consider the outcome of this vote when making future decisions regarding the frequency of holding future stockholder advisory votes on the compensation of our named executive officers.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE TO HOLD FUTURE STOCKHOLDER ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS EVERY “ONE YEAR.”

Directors, Executive Officers and Corporate Governance

Oportun is strongly committed to good corporate governance practices, which we established to serve the best interests of the Company and its stockholders. These practices provide an important framework within which our board of directors and management can pursue our strategic objectives. Our board of directors is currently comprised of seven members, divided into three classes with staggered three-year terms. Six of our seven directors are independent within the meaning of the independent director requirements of the Nasdaq Stock Market LLC (“Nasdaq”). At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring.

Our board of directors consists of a diverse group of highly qualified leaders in their respective fields. The board of directors and the nominating, governance and social responsibility committee believe the skills, qualities, attributes and experience of our directors provide Oportun with business acumen and a diverse range of perspectives to engage each other and management to carefully address Oportun’s evolving needs and represent the best interests of Oportun stockholders.

Director Independence

The listing rules of Nasdaq generally require that a majority of the members of a listed company’s board of directors be independent. In addition, the listing rules generally require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and governance committees be independent.

In addition, audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or be an affiliated person of the listed company or any of its subsidiaries.

Our board of directors conducts an annual review of the independence of our directors. In its most recent review, our board of directors determined that Ms. Alvarez, Ms. Barefoot, Mr. Miramontes, Mr. Pascarella, Mr. Strohm and Mr. Williams, representing six of our seven directors, are “independent directors” as defined under the applicable listing standards of Nasdaq and the applicable rules and regulations promulgated by the SEC. Our board of directors has also determined that all members of our audit and risk committee, compensation and leadership committee and nominating, governance and social responsibility committee are independent and satisfy the relevant SEC and Nasdaq independence requirements for such committees.

Family Relationships

There are no family relationships among any of our directors or executive officers.

Board Leadership Structure

Mr. Pascarella currently serves as our Lead Independent Director. Although not required, we have separated the roles of our Chief Executive Officer (“CEO”) and Lead Independent Director. The CEO is responsible for the day-to-day leadership, management, direction and performance of the Company, while the Lead Independent Director is responsible for coordinating the activities of the independent directors, including:

•	work with the CEO to develop and approve an appropriate board meeting schedule;

•	work with the CEO to develop and approve board meeting agendas;

•	provide the CEO feedback on the quality, quantity, and timeliness of the information provided to our board of directors;

•	develop the agenda and moderate executive sessions of the independent members of our board of directors;

•	preside over board of director meetings when the CEO is not present or when the performance of our board of directors or CEO is discussed;

•	act as principal liaison between the independent members of our board of directors and the CEO;

•	convene meetings of the independent directors as appropriate;

•	be available for consultation and direct communication with stockholders as deemed appropriate; and

•	perform other duties as our board of directors may determine from time to time.

Executive Sessions of Independent Directors

In order to encourage and enhance communication among independent directors, and as required under applicable Nasdaq rules, our independent directors meet in regularly scheduled executive sessions, on a periodic basis but no less than twice a year, at which only independent directors are present. Our board of directors believes that executive sessions foster open and frank communication among the independent directors, which will ultimately add to the effectiveness of our board of directors, as a whole.

Board Meetings and Attendance

Our board of directors and its committees are expected to meet at least on a quarterly basis, and also hold special meetings and act by written consent from time to time. Our board of directors met eight times during our last fiscal year and approved certain actions by unanimous written consent. During our last fiscal year, each director attended 75% or more of the aggregate of the meetings of our board of directors and of the committees on which he or she served. Although we do not have a formal policy regarding attendance by members of our board of directors at annual meetings of stockholders, we encourage, but do not require, our directors to attend.

Board Committees

Our board of directors has established an audit and risk committee, a compensation and leadership committee, a credit risk and finance committee and a nominating, governance and social responsibility committee. Our board of directors may establish other committees to facilitate the oversight of our business. The composition and functions of each committee are described below. Each of the committees operates pursuant to a written charter, available on our investor relations website at https://investor.oportun.com/corporate-governance/governance-overview. The following table provides the current membership (M) and chairmanship (C) information for each standing committee. Members serve on these committees until their resignation or until otherwise determined by our board of directors. The following is our committee composition as of December 31, 2019:

	Audit and Risk Committee	Compensation and Leadership Committee	Credit Risk and Finance Committee	Nominating, Governance and Social Responsibility Committee
Aida M. Alvarez		M		C
Jo Ann Barefoot	M		M
Louis P. Miramontes (1)	C			M
Carl Pascarella (2)		M	M
David Strohm		C		M
R. Neil Williams (1)	M		C

(1)	Financial Expert
(2)	Lead Independent Director

Audit and Risk Committee

Our audit and risk committee consists of Ms. Barefoot, Mr. Miramontes and Mr. Williams. The chair of our audit and risk committee is Mr. Miramontes. Our board of directors has determined that Mr. Miramontes and Mr. Williams each qualifies as an “audit committee financial expert” as that term is defined under the SEC rules implementing Section 407 of the Sarbanes-Oxley Act of 2002, and possesses financial sophistication, as defined under the Nasdaq listing standards. Our board of directors has also determined that each member of our audit and risk committee can read and understand fundamental financial statements in accordance with applicable requirements. In arriving at these determinations, our board of directors has examined each audit and risk committee member’s scope of experience and the nature of their experience in the corporate finance sector.

The primary purpose of the audit and risk committee is to discharge the responsibilities of our board of directors with respect to our accounting, financial and other reporting and internal control practices and to oversee our independent registered public accounting firm. Specific responsibilities of our audit and risk committee include:

•	selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;

•	helping to ensure the independence and performance of the independent registered public accounting firm;

•	discussing the scope and results of the audit with the independent registered public accounting firm and reviewing, with management and the independent accountants, our quarterly financial statements;

•	establishing procedures for the receipt, retention and treatment of complaints received by us about questionable accounting or audit matters;

•	reviewing our financial statements and critical accounting policies, practices and estimates;

•	conferring with management and the independent registered public accounting firm regarding the scope, adequacy and effectiveness of our internal controls over financial reporting;

•	reviewing our policies on risk identification, management and assessment;

•	considering and approving or disapproving any related-party transactions;

•	reviewing and discussing with management our risk governance structure, risk assessment and risk management practices; and

•	approving (or, as permitted, pre-approving) all audit and all permissible non-audit services to be performed by the independent registered public accounting firm.

Compensation and Leadership Committee

Our compensation and leadership committee, consists of Ms. Alvarez, Mr. Pascarella and Mr. Strohm. The chair of our compensation and leadership committee is Mr. Strohm.

The primary purpose of our compensation and leadership committee is to discharge the responsibilities of our board of directors to oversee our compensation policies, plans and programs, and to review and determine the compensation to be paid to our executive officers, directors and other senior management, as appropriate. Specific responsibilities of our compensation and leadership committee include:

•	reviewing and approving the compensatory arrangements with our executive officers and other senior management;

•	reviewing and recommending to our board of directors the compensation of our directors;

•	administering our equity award plans, compensation plans and similar programs;

•	selecting independent compensation consultants and assessing whether there are any conflicts of interest with any of the committee’s compensation advisers;

•

planning for succession to the offices of our executive officers and making recommendations to our board of directors with respect to the selection of appropriate individuals to succeed to these positions;

•	evaluating and approving compensation plans and programs and evaluating and approving the modification or termination of our existing plans and programs; and

•	establishing and reviewing general policies relating to compensation and benefits of our employees and evaluating our overall compensation strategy.

Credit Risk and Finance Committee

Our credit risk and finance committee consists of Ms. Barefoot, Mr. Pascarella and Mr. Williams. The chair of our credit risk and finance committee is Mr. Williams. Specific responsibilities of our credit risk and finance committee include:

•

reviewing the quality of our credit portfolio and the trends affecting that portfolio through the review of selected measures of credit quality and trends and such other information as it deems appropriate;

•	overseeing the effectiveness and administration of, and compliance with, our credit, pricing and collections policies through the review of our processes and reports, as appropriate;

•	overseeing our credit and pricing risk and making recommendations to management and our board of directors regarding such risks;

•	reviewing periodically with management our historical and projected compliance with the covenants and restrictions arising under our financial obligations and commitments;

•	assess and make recommendations to our board of directors regarding funding acquisitions, borrowing and lending strategy to meet profitability objectives; and

•	reviewing and making recommendations to our board of directors regarding financial transactions and commitments, including equity and debt financings, capital expenditures and financing arrangements.

Nominating, Governance and Social Responsibility Committee

Our nominating, governance and social responsibility committee consists of Ms. Alvarez, Mr. Miramontes and Mr. Strohm. The chair of our nominating, governance and social responsibility committee is Ms. Alvarez. Specific responsibilities of our nominating, governance and social responsibility committee include:

•	identifying and evaluating candidates, including the nomination of incumbent directors for reelection and nominees recommended by stockholders, to serve on our board of directors;

•	reviewing the performance of our board of directors, including committees of our board of directors;

•	considering and making recommendations to our board of directors regarding the composition of our board of directors and its committees;

•	developing and making recommendations to our board of directors regarding corporate governance policies and matters; and

•

overseeing and reviewing our policies, processes, procedures and strategies with respect to matters of corporate social responsibility, responsible lending practices, government relations and other social and public matters of significance to the Company.

Compensation and Leadership Committee Interlocks and Insider Participation

None of the members of our compensation and leadership committee has ever been an officer or employee of the Company. None of our executive officers serve, or have served during the last fiscal year, as a member of our board of directors, compensation and leadership committee or other board committee performing equivalent functions of any entity that has one or more executive officers serving as one of our directors or on our compensation and leadership committee.

Nomination Process and Director Qualifications

Board Diversity

The board of directors has not adopted a formal policy with regard to the consideration of diversity in identifying director nominees. The nominating, governance and social responsibility committee considers the skills, expertise and background of director nominees. The nominating, governance and social responsibility committee seeks director nominees that would complement and enhance the effectiveness of the existing board of directors and ensure that its members are appropriately diverse and consists of members with various and relevant backgrounds, skills, knowledge, perspectives and experiences. The nominating, governance and social responsibility committee is committed to actively seeking out highly qualified women and individuals from minority groups to include in the pool from which the nominees for the board of directors are chosen.

Nomination to our Board of Directors

The Company’s Corporate Secretary shall be notified by our board of directors of all persons proposed to serve as potential candidates for nomination to our board of directors. For nominations of potential candidates made other than by our board of directors, the stockholder or other person making such nomination shall comply with Oportun’s amended and restated bylaws, including without limitation, submission of the information or other materials required with respect to proposed nominees. Each potential candidate must provide a list of references and agree (i) to be interviewed by the nominating, governance and social responsibility committee or other directors in their discretion, and (ii) to the conduct by Oportun of a background check or other review of the qualifications of a proposed nominee. Prior to nomination of any candidate by our board of directors, each member of our board of directors shall be provided the opportunity to meet with a candidate. Any candidate nominated shall upon request agree in writing to comply with Oportun’s Corporate Governance Guidelines and all other Oportun policies and procedures applicable to members of our board of directors.

The nominating, governance and social responsibility committee will consider director candidates recommended by Oportun stockholders. The nominating, governance and social responsibility committee does not intend to alter the manner in which it evaluates a candidate for nomination to our board of directors based on whether or not the candidate was recommended by a Oportun stockholder.

Oportun stockholders who wish to recommend individuals for consideration by the nominating, governance and social responsibility committee to become nominees for election to our board of directors at an annual meeting of stockholders must do so in accordance with the procedures as set forth in Section 5 of Oportun’s amended and restated bylaws.

Director Qualifications

Our board of directors will determine the appropriate characteristics, skills and experience for our board of directors as a whole and for its individual members. Our board of directors considers recommendations for nominees from the nominating, governance and social responsibility committee. Our board of directors will consider the minimum general criteria set forth below, and may add additional criteria in specific searches to select candidates and existing directors for service on our board of directors. An acceptable candidate may not fully satisfy all of the criteria, but is expected to satisfy nearly all of them. Our board of directors believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements, as well as having the highest personal integrity and ethics.

In considering candidates recommended by the nominating, governance and social responsibility committee, our board of directors intends to consider such factors as (i) possessing relevant expertise upon which to be able to offer advice and guidance to management, (ii) having sufficient time to devote to the affairs of the Company, (iii) demonstrated excellence in his or her field, (iv) having the ability to exercise sound business judgment and (v) having the commitment to rigorously represent the long-term interests of our stockholders. Our board of directors reviews candidates for director nomination in the context of the current composition of our board of directors, the operating requirements of Oportun and the long-term interests of our stockholders. In conducting this assessment, our board of directors considers diversity, skills, and such other factors as it deems appropriate given the current needs of our board of directors and the Company to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, our board of directors reviews such directors’ overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors’ independence. In the case of new director candidates, our board of directors will also determine whether the potential candidates satisfy the independence requirements of any stock exchange on which any of Oportun’s capital stock is listed.

Stockholder Communications with our Board of Directors

Stockholders of the Company wishing to communicate with our board of directors or an individual director may send a written communication to our board of directors or such director c/o Oportun Financial Corporation, 2 Circle Star Way, San Carlos, CA 94070, Attn: Corporate Secretary. Written communications may be submitted anonymously or confidentially and may, at the discretion of the person submitting the communication, indicate whether the person is a stockholder or other interested party. Alternatively, stockholders may submit communications to our board of directors as a group through our investor relations website at https://investor.oportun.com/contact.

Oportun’s Corporate Secretary will review each communication to determine whether it is appropriate for presentation to our board of directors or such director. Examples of inappropriate communications include product complaints, product inquiries, new product suggestions, resumes or job inquiries, surveys, solicitations or advertisements, or hostile communications.

Communications determined by the Corporate Secretary to be appropriate for presentation to our board of directors or such director will be submitted to our board of directors or such director on a periodic basis. Communications determined by the Corporate Secretary to be inappropriate for presentation will still be made available to any non-management director upon such director’s request.

Code of Conduct and Corporate Governance Guidelines

Our board of directors has adopted a Code of Business Conduct and Corporate Governance Guidelines that apply to all of our employees, officers and directors, including those officers responsible for financial reporting. The Code of Business Conduct and Corporate Governance Guidelines are available on our investor relations website at https://investor.oportun.com/corporate-governance/governance-overview. We intend to disclose any amendments to the code of business conduct, or any waivers of its requirements, on our website to the extent required by the applicable rules and stock exchange requirements.

Role of our Board in Risk Oversight

The audit and risk committee and the credit risk and finance committee of our board of directors are primarily responsible for overseeing our risk management processes on behalf of our board of directors. The audit and risk committee and the credit risk and finance committee receive reports from management and our internal risk committees on at least a quarterly basis regarding our assessment of risks. In addition, each of the audit and risk committee and the credit risk and finance committee reports regularly to our board of directors, which also considers our risk profile. The audit and risk committee, credit risk and finance committee and our board of directors focus on the most significant risks we face and our general risk management strategies. While our board of directors oversees our risk management, management is responsible for day-to-day risk management processes. Our board of directors expects management and our internal risk committees to consider risk and risk management in each business decision, to proactively develop and monitor risk management strategies and processes for day-to-day activities and to effectively implement risk management strategies adopted by the audit and risk committee, credit risk and finance committee and our board of directors. For example, management is meeting often to address concerns related to our employees, our customers and our business, as well as updating and communicating with the board of directors regularly. The board of directors has oversight and has been engaged concerning the monitoring and identification of risks to Oportun, and actions we are taking to mitigate risks related to the COVID-19 pandemic. Board standing committees continue to monitor risks in their respective areas of oversight. We believe this division of responsibilities is the most effective approach for addressing the risks we face and that the leadership structure of our board of directors, which also emphasizes the independence of our board of directors in its oversight of its business and affairs, supports this approach.

Board of Director Biographies

The following is biographical and certain other information for each of our directors who are nominated for election to our board of directors and for our continuing directors as of March 31, 2020:

Name	Age	Class	Position	Director Since	Current Term Expires	Expiration of Term for Which Nominated
Nominees for Director
Jo Ann Barefoot (3)(4)	70	I	Director	2016	2020	2023
David Strohm (1)(2)	71	I	Director	2007	2020	2023

Continuing Directors
Aida M. Alvarez (1)(2)	70	II	Director	2011	2021	—
Louis P. Miramontes (2)(3)	65	II	Director	2014	2021	—
Carl Pascarella (1)(4)(5)	77	III	Director	2010	2022	—
R. Neil Williams (3)(4)	67	III	Director	2017	2022	—
Raul Vazquez	48	III	Chief Executive Officer and Director	2012	2022	—

(1)	Member of the compensation and leadership committee.
(2)	Member of the nominating, governance and social responsibility committee.
(3)	Member of the audit and risk committee.
(4)	Member of the credit risk and finance committee.
(5)	Lead independent director.

Nominees for Director

Jo Ann Barefoot has served as a member of our board of directors since October 2016. Ms. Barefoot is the founder and CEO of Alliance for Innovative Regulation (formerly known as Barefoot Innovation Group) and has been the CEO since April 2012. She serves on the fintech advisory committee for FINRA, is an Executive Board Member of the International RegTech Association (IRTA) and the Milken Institute FinTech Advisory Committee. Ms. Barefoot was a Senior Fellow at the John F. Kennedy School of Government’s Mossovar-Rahmani Center for Business & Government at Harvard University from July 2015 to June 2017. Ms. Barefoot previously served as chair of the board of the Financial Health Network, as Deputy Comptroller of the Currency, as staff of the U.S. Senate Committee on Banking, Housing and Urban Affairs, as Co-Chair of the consulting firm Treliant Risk Advisors, as a Partner and Managing Director at KPMG Consulting, as Director of Mortgage Finance for the National Association of Realtors and as a member on the Consumer Advisory Board of the

Consumer Financial Protection Bureau. Ms. Barefoot received a B.A. in English from the University of Michigan. She invests in and advises fintech companies that advance financial inclusion and health. We believe that Ms. Barefoot’s deep understanding of consumer finance and experience in government and community service provide her with a uniquely diverse perspective that benefits our board of directors.

David Strohm has served as a member of our board of directors since February 2007. Mr. Strohm has been affiliated with Greylock Partners, a venture capital firm, since 1980, where he has served as a Partner since January 2001, and previously served as a General Partner from 1983 to 2001. Mr. Strohm currently serves as a director of several private companies. Mr. Strohm was previously also a director of DoubleClick, Inc. from 1997 to 2005, Internet Security Systems, Inc. from 1996 to 2006, SuccessFactors, Inc. from 2001 to 2010, EMC Corporation from 2003 to October 2015 and VMware, Inc. from 2007 to October 2015. Mr. Strohm received a B.A. from Dartmouth College and an M.B.A. from Harvard Business School. We believe that Mr. Strohm’s extensive experience as an investment professional in our industry and as a director of various companies, many of which are publicly traded, enables him to make valuable contributions to Oportun and our board of directors.

Continuing Directors

The Honorable Aida M. Alvarez has served as a member of our board of directors since August 2011. In addition to serving on our board of directors, Ms. Alvarez has served as member of the board of directors of Fastly Inc. since 2019, HP Inc. since 2016 and K12 Inc. since 2017. Ms. Alvarez was the former Administrator of the U.S. Small Business Administration and was a member of President Clinton’s Cabinet from 1997 to 2001. From 1993 to 1997, Ms. Alvarez was the founding Director of the Office of Federal Housing Enterprise Oversight. Prior to 1993, she was a vice president in public finance at First Boston Corporation, an investment bank, and Bear Stearns & Co., Inc., an investment bank. She also previously served on the board of directors of Walmart Inc., Zoosk, Inc., PacifiCare Health Systems, Union Bank, N.A. and UnionBanCal Corporation. Ms. Alvarez received a B.A. in English literature from Harvard College, as well as honorary doctorates from Bethany College, Iona College, Mercy College and the Inter-American University of Puerto Rico. Ms. Alvarez was elected to serve on the Harvard Board of Overseers. We believe Ms. Alvarez’s extensive experience in government and public service, investment banking and finance, and her knowledge of the Company enables her to make valuable contributions to our board of directors.

Louis P. Miramontes has served as a member of our board of directors since October 2014. Mr. Miramontes is a CPA and financial executive. He was a senior partner at KPMG LLP, a public accounting firm, from 1986 to September 2014, where he served in leadership functions, including Managing Partner of the KPMG San Francisco office and Senior Partner KPMG’s Latin American Region. Mr. Miramontes was also an audit partner directly involved with providing audit services to public and private companies, which included working with client boards of directors and audit committees regarding financial reporting, auditing matters, SEC compliance and Sarbanes-Oxley regulations. Mr. Miramontes currently serves on the board of directors of Lithia Motors, Inc., and Rite Aid Corporation. Mr. Miramontes received a B.S. in Business Administration from California State University, East Bay, and he is a Certified Public Accountant in the State of California. We believe Mr. Miramontes is qualified to serve on our board of directors due to his professional experience and deep audit and financial reporting expertise.

Carl Pascarella has served as a member of our board of directors since March 2010. Mr. Pascarella is an Executive Advisor at TPG Capital, a leading global private equity firm, and has served in that capacity since August 2005. Mr. Pascarella joined TPG after retiring in 2005 from Visa U.S.A., Inc., a financial services company, where he served as the President and Chief Executive Officer for 12 years. Mr. Pascarella also served as President and CEO of Visa International’s Asia-Pacific Region and Director of the Asia-Pacific Regional Board. Prior to joining Visa International, Mr. Pascarella held positions as Vice President of the International Division of Crocker National Bank and Vice President, Metropolitan Banking, at Bankers Trust Company. We believe Mr. Pascarella’s leadership background as well as his extensive management experience in our industry enable him to make valuable contributions to Oportun and our board of directors.

R. Neil Williams has served as a member of our board of directors since November 2017. Mr. Williams has served as Executive Vice President and Chief Financial Officer at Intuit Inc. from January 2008 to February 2018. Prior to joining Intuit, from April 2001 to September 2007, Mr. Williams served as Executive Vice President of Visa U.S.A., Inc. and from November 2004 to September 2007, he served as Chief Financial Officer. During the same period, Mr. Williams held the dual role of Chief Financial Officer for Inovant LLC, Visa’s global IT organization. He has been an independent director of RingCentral, Inc. since March 2012 and previously served on the board of directors of Amyris, Inc. from May 2013 to March 2020. His previous banking experience includes senior financial positions at commercial banks in the Southern and Midwestern regions of the United States. Mr. Williams, a certified public accountant, received his bachelor’s degree in business administration from the University of Southern Mississippi. We believe that Mr. Williams’s professional experience in the areas of finance, accounting and audit oversight enables him to make valuable contributions to Oportun and our board of directors.

Raul Vazquez has served as our Chief Executive Officer and as a member of our board of directors since April 2012. Prior to joining Oportun, Mr. Vazquez served in various positions since 2002 at Walmart.com and Walmart Inc., including three years as Chief Executive Officer of Walmart.com. Mr. Vazquez has served as member of the board of directors of Intuit, Inc. since May 2016 and also serves on the board of directors of the National Association for Latino Community Asset Builders (NALCAB). He previously served as a director of Staples, Inc. from 2013 to 2016. In addition, Mr. Vazquez has served as a member of the Consumer Advisory Board of the CFPB and the Community Advisory Council of the Federal Reserve Board, where he also served as Chair. Mr. Vazquez received a B.S. and M.S. in Industrial Engineering from Stanford University and an M.B.A. from the Wharton Business School at the University of Pennsylvania. We believe Mr. Vazquez’ experience in our industry, his role as our Chief Executive Officer and his extensive insight into Oportun enable him to make valuable contributions to our board of directors.

Non-Employee Director Compensation

We compensate non-employee directors for their service on our board of directors with a combination of cash and equity awards, the amounts of which are commensurate with their role and involvement, and consistent with peer company practices. Directors may be reimbursed for travel, food, lodging and other expenses directly related to their activities as directors. Directors are also entitled to the protection provided by their indemnification agreements and the indemnification provisions as described in our amended and restated certificate of incorporation and amended and restated bylaws.

The compensation and leadership committee, which is comprised solely of independent directors, has the primary responsibility for reviewing and recommending to the board of directors the type and amount of compensation as well as changes to the compensation to be paid or awarded to non-employee directors, including any consulting, retainer, board meeting, committee and committee chair fees and stock option grants or awards.

In June 2019, our board of directors adopted a new compensation policy for our non-employee directors that was effective from April 1, 2019 through the completion of our initial public offering. Also in June 2019, our board of directors adopted a new compensation policy for our non-employee directors to take effect upon the completion of our initial public offering, which was subsequently amended in August 2019. The policies adopted in June 2019, both of which consist of cash and equity compensation, were developed with input from Frederic W. Cook & Co., Inc., or FW Cook, our compensation advisor, regarding practices and compensation levels at comparable companies.

Cash Compensation

Starting September 30, 2019, each non-employee member of our board of directors receives an annual retainer fee of $40,000. In addition, members of our audit and risk committee receive an annual retainer fee of $10,000 and the chair of the audit and risk committee receives an annual retainer of $20,000. Members of our other committees receive an annual retainer fee of $7,500 and the chair of these committees receive an annual retainer fee of $15,000. Our lead independent director receives an additional retainer fee of $25,000. For new directors, these amounts are prorated for partial-year service based on the date of election to the board of directors.

From April 1, 2019 through September 30, 2019, prior to the effectiveness of our initial public offering, each non-employee member of our board of directors received an annual retainer fee of $32,000. Members of our audit and risk committee received an annual retainer fee of $8,000 and the chair of the audit and risk committee received an annual retainer of $16,000. Members of our other committees received an annual retainer fee of $6,000 and the chair of these committees received an annual retainer fee of $12,000. Our lead independent director received an additional retainer fee of $20,000. No compensation was paid for January 1 to March 31, 2019.

Non-employee directors may elect to receive a fixed percent up to 100% of their cash compensation earned for board or committee service in the form of fully vested stock options or restricted stock units (“RSUs”). The number of shares underlying such stock options or RSUs will be calculated by dividing the amount of cash compensation elected by the non-employee director by the grant date fair value per share (which means for stock options, the Black-Scholes value or binomial-lattice pricing model and for RSUs, the grant date closing price of our common stock). All cash payments to non-employee directors who served in the relevant capacity at any point during the immediately preceding prior fiscal quarter will be paid quarterly in arrears on a prorated basis. A non-employee director who served in the relevant capacity during only a portion of the prior fiscal quarter will receive a pro-rated payment of the quarterly payment of the applicable cash retainer. At the end of 2019, directors were allowed to choose to receive their compensation for 2020 in the form of stock options, RSUs or cash.

Equity Compensation

Under the non-employee director policy approved in June 2019, prior to the effectiveness of the initial public offering, each non-employee board director received an annual equity award of $60,000 and the lead independent director received an additional equity award of $15,000. These grants were approved in August 2019 with the number of RSUs determined based on the annual equity award value divided by $21.01, the fair market value at the time the policy was approved in June 2019, resulting in an award of RSUs covering 2,855 shares of our common stock for each non-employee director, with the lead independent director receiving an additional award of RSUs covering 713 shares of our common stock. These RSU awards will vest upon the satisfaction of both (1) a service-based vesting condition and (2) the first to occur of (a) a change of control of the Company or (b) the first trading day following expiration of the lock-up period following our IPO. The service-based vesting condition lapses on a quarterly basis over the course of a year, commencing June 2019, subject to the non-employee director continuing to provide services to us through the applicable vesting date.

The following table lists all outstanding equity awards held by our non-employee directors as of December 31, 2019:

Director	Stock Awards (#)	Stock Options (#)
Aida M. Alvarez	2,855	25,453
Jo Ann Barefoot	2,855	18,181
Louis P. Miramontes	2,855	18,181
Carl Pascarella	3,569	17,612
David Strohm	2,855	—
R. Neil Williams	2,855	18,181

Non-Employee Director Compensation Table

The following table provides information regarding all compensation awarded to, earned by or paid to our non-employee directors for the year ended December 31, 2019:

Director	Fees Earned or Paid in Cash ($)	Stock Awards (1) ($)	All Other Compensation (2) ($)	Total ($)
Aida M. Alvarez	40,625	48,050	—	88,675
Jo Ann Barefoot	37,375	48,050	—	85,425
Louis P. Miramontes	43,875	48,050	—	91,925
Carl Pascarella	52,000	60,066	—	112,066
David Strohm	40,625	48,050	—	88,675
R. Neil Williams	42,250	48,050	—	90,300
Jules Maltz (3)	—	—	—	—

(1)

This column reflects the aggregate grant date fair value of the stock options and RSUs measured pursuant to FASB ASC 718, without regard to forfeitures. The assumptions used in calculating the grant date fair value of these awards are set forth in Note 2 and Note 13 to our Notes to the Consolidated Financial Statements included on our Form 10-K filed February 28, 2020. These amounts do not reflect the actual economic value that may be realized by the non-employee director.

(2)	Amounts in this column reflect reimbursements for expenses incurred in connection with the directors’ duties as independent directors.
(3)	Mr. Maltz resigned as a director effective June 6, 2019, electing to forego any cash compensation for the period April 1, 2019 to the date of his resignation.

Report of the Audit and Risk Committee

The information contained in this report of the audit and risk committee report shall not be deemed to be “soliciting material,” “filed” with the SEC, subject to Regulations 14A or 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or subject to the liabilities of Section 18 of the Exchange Act. No portion of this audit committee report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, through any general statement incorporating by reference in its entirety the proxy statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.

This report is submitted by the audit and risk committee of the board of directors. The audit and risk committee consists of the directors whose names appear below. None of the members of the audit and risk committee is an officer or employee of the Company, and our board of directors has determined that each member of the audit and risk committee is “independent” for audit committee purposes as that term is defined under Rule 10A-3 of the Exchange Act and the applicable Nasdaq rules. Each member of the audit and risk committee meets the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq.

The audit and risk committee’s general role is to assist the board of directors in monitoring the Company’s financial reporting process and related matters and risk management and related matters. The audit and risk committee’s specific responsibilities are set forth in its charter. A copy of the charter is available on our investor relations website at https://investor.oportun.com/corporate-governance/governance-overview.

The audit and risk committee has reviewed the Company’s consolidated financial statements for its fiscal year ended December 31, 2019 and met with its management team, as well as with representatives of Deloitte & Touche LLP, the Company’s independent registered public accounting firm, to discuss the consolidated financial statements and management’s assessment and Deloitte & Touche LLP’s evaluation of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2019. The audit and risk committee also discussed with members of Deloitte & Touche LLP the matters required to be discussed by the applicable requirements of the PCAOB.

In addition, the audit and risk committee received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence and discussed with members of Deloitte & Touche LLP its independence.

Based on these discussions, the financial statement review and other matters it deemed relevant, the audit committee recommended to our board of directors that the Company’s audited consolidated financial statements for its fiscal year ended December 31, 2019 be included in its Annual Report on Form 10-K for its 2019 fiscal year.

Respectfully submitted by the members of the audit and risk committee of the board of directors:

Louis P. Miramontes (Chair)

Jo Ann Barefoot

R. Neil Williams

Security Ownership of Certain Beneficial Owners and Management and Related Stockholders Matters

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of April 15, 2020 for:

•	each person, or group of affiliated persons, who beneficially owned more than 5% of our common stock;

•	each of our named executive officers;

•	each of our directors and nominees for director; and

•	all of our current executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable.

We have based our calculation of the percentage of beneficial ownership on 27,143,797 shares of our common stock outstanding as of April 15, 2020. We have deemed shares of our common stock subject to stock options that are currently exercisable or exercisable within 60 days of April 15, 2020, to be outstanding and to be beneficially owned by the person holding the stock option for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Oportun Financial Corporation, 2 Circle Star Way, San Carlos, CA 94070.

Name of Beneficial Owner	Number of Shares Beneficially Owned (1)	Percentage of Shares Beneficially Owned
5% Stockholders:
Entities affiliated with Fidelity Funds (2)	1,705,796	6.3%
Entities affiliated with Greylock Partners (3)	3,036,526	11.2%
Institutional Venture Partners XIV, L.P. (4)	3,848,691	14.2%
Kayne Anderson Rudnick Investment Management LLC (5)	3,377,608	12.4%
Madrone Partners, L.P. (6)	2,109,410	7.8%
Entities affiliated with Putnam Investments (7)	1,928,275	7.1%
Directors and Named Executive Officers:
Raul Vazquez (8)	1,553,458	5.5%
Jonathan Coblentz (9)	335,030	1.1%
Patrick Kirscht (10)	363,268	1.2%
Aida Alvarez (11)	28,308	*
Jo Ann Barefoot (12)	21,036	*
Lou Miramontes (13)	21,036	*
Carl Pascarella (14)	133,224	*
David Strohm (15)	513,694	1.8%
Neil Williams (16)	21,036	*
All executive officers and directors as a group (12 persons) (17)	3,571,969	11.2%

*	Represents beneficial ownership of less than one percent of the outstanding common stock.
(1)

Represents shares of common stock beneficially owned by such individual or entity, and includes shares held in the beneficial owner’s name or jointly with others, or in the name of a bank, nominee or trustee for the beneficial owner’s account.

(2)	Based upon a Schedule 13G jointly filed with the SEC on February 7, 2020 by FMR LLC and Abigail P. Johnson. According to the Schedule 13G, as of December 31, 2019, the reporting persons beneficially owned 1,705,796 shares. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company (“FMR Co”), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. FMR Co carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The address for FMR, LLC is 245 Summer Street, Boston, MA 02210.

(3)

Based on the Company’s capitalization records and a Schedule 13G jointly filed with the SEC on February 14, 2020, by Greylock XII Limited Partnership, Greylock XII-A Limited Partnership and Greylock XII GP LLC, William W. Helman and Aneel Bhusri. According to the Company’s capitalization records, Greylock XII Principals LLC beneficially owned a total of 151,823 shares as of December 31, 2019. According to the Schedule 13G, as of December 31, 2019, the reporting persons beneficially owned a total 2,884,703 shares, consisting of 2,596,241 shares held directly by Greylock XII Limited Partnership and 288,462 shares held directly by Greylock XII-A Limited Partnership. Greylock XII GP LLC is the general partner of Greylock XII Limited Partnership and Greylock XII-A Limited Partnership, and may be deemed to beneficially own the shares of stock held directly by Greylock XII Limited Partnership and Greylock XII-A Limited Partnership. Mr. Helman, as a managing member of Greylock XII GP LLC, may be deemed to beneficially own the shares of stock held directly by Greylock XII Limited Partnership and Greylock XII-A Limited Partnership. Mr. Bhusri, as a managing member of Greylock XII GP LLC may be deemed to beneficially own the shares of stock held directly by Greylock XII Limited Partnership and Greylock XII-A Limited Partnership. The shares held by Greylock XII Principals LLC are held in nominee form only and as a result, Greylock XII Principals LLC does not have voting power or investment control over these shares. Each of the beneficiaries for which Greylock XII Principals LLC acts as nominee retains sole voting power and investment control with respect to the shares held on their behalf. As such, Greylock XII Principals LLC disclaims beneficial ownership with respect to all such shares. The address for Greylock Partners is 2550 Sand Hill Road, Suite 200, Menlo Park, CA 94025. The address for Greylock Partners is 2550 Sand Hill Road, Suite 200, Menlo Park, CA 94025.

(4)

Based on a Schedule 13G filed with the SEC on February 5, 2020, by Institutional Venture Partners XIV, L.P. (“IVP XIV”), Institutional Venture Management XIV, LLC (“IVM XIV”), Todd C. Chaffee, Norman A. Fogelsong, Stephen J. Harrick, J. Sanford Miller, Jules A. Maltz and Dennis B. Phelps. According to the Schedule 13G, as of December 31, 2019, the reporting persons beneficially held a total 3,848,691 shares. The shares are held by IVP XIV. IVM XIV serves as the sole general partner of IVP XIV and has sole voting and investment control over the shares owned by IVP XIV and may be deemed to own beneficially the shares held by IVP XIV. IVM XIV owns no securities of the Company directly. Todd C. Chaffee, Norman A. Fogelsong, Stephen J. Harrick, J.Stanford Miller, Jules A. Maltz and David B. Phelps are Managing Directors of IVM XIV and share voting and dispositive power over the shares held by IVP XIV, and may be deemed to own beneficially the shares held by IVP XIV. The Managing Directors own no securities of the Company directly. IVP XIV’s address is 3000 Sand Hill Road, Suite 250, Menlo Park, CA 94025.

(5)

Based on a Schedule 13G/A jointly filed with the SEC on February 13, 2020, by Kayne Anderson Rudnick Investment Management LLC, Virtus Investment Advisors, LLC and Virtus Equity Trust, on behalf of Virtus KAR Small Cap Growth Fund (collectively, “Kayne Anderson”). According to the Schedule 13G/A, as of December 31, 2019, the reporting persons beneficially held a total of 3,377,608 shares, of which Kayne Anderson Rudnick Investment Management LLC had sole investment discretion and voting authority over 687,798 shares and shared investment discretion and voting authority for 2,689,810 shares; Virtus Investment Advisors had share investment discretion and voting authority for 2,689,810 shares; and Virtus

Equity Trust had shared investment discretion and voting over 2,635,930 shares. Kayne Anderson’s address is 1800 Avenue of the Stars, 2nd Floor, Los Angeles, CA 90067.
(6)

Based on a Schedule 13G jointly filed with the SEC on February 13, 2020, by Madrone Partners L.P., Madrone Capital Partners, LLC, Greg Penner, Jameson McJunkin and Thomas Patterson (collectively, “Madrone”). According to the Schedule 13G, as of December 31, 2019, the reporting persons beneficially owned 2,109,410 shares. The shares are held by Madrone Partners, L.P. Madrone Capital Partners, LLC. is the general partner of Madrone Partners, L.P. Greg Penner, Jameson McJunkin and Thomas Patterson are managers of Madrone Capital Partners, LLC and share voting and dispositive power over the shares held by Madrone Partners, L.P. Madrone’s address is 1149 Chestnut Street, Suite 200, Menlo Park, CA 94025.

(7)

Based on the Company’s capitalization records and a Schedule 13G jointly filed with the SEC on February 14, 2020, by Putnam Investments, LLC, Putnam Investment Management, LLC and the Putnam Advisory Company, LLC (collectively, “Putnam”). According to the Company’s capitalization records, The International Investment Fund—Putnam U.S. Research Equity Fund beneficially owned a total of 4,052 shares as of December 31, 2019. According to the Schedule 13G, as of December 31, 2019, the reporting persons beneficially owned a total of 1,924,223 shares. Putnam Investments, LLC d/b/a Putnam Investments (“PI”) wholly owns two registered investment advisers: Putnam Investment Management, LLC, which is the investment adviser to the Putnam family of mutual funds as well as other mutual fund clients, and the Putnam Advisory Company, LLC, which is the investment adviser to Putnam’s institutional clients. Both subsidiaries have dispositive power over the shares as investment managers. In the case of shares held by the Putnam mutual funds managed by Putnam Investment Management, LLC, the mutual funds, through their boards of trustees, have voting power. The Putnam Advisory Company, LLC has sole voting power over the shares held by its institutional clients. The account of The International Investment Fund—Putnam U.S. Research Equity Fund is managed by The Putnam Advisory Company, LLC, or PAC, including sole dispositive and voting power over the shares. Putnam’s address is 100 Federal Street, Mail Stop: M26A, Boston, MA 02110.

(8)

Consists of 1,553,458 shares, including (a) 230,720 shares, (b) 3,637 RSUs that are scheduled to vest within 60 days from April 15, 2020 and (c) 1,319,101 stock options exercisable within 60 days from April 15, 2020, of which 1,204,289 are vested as of such date.

(9)

Consists of shares, including (a) 38,172 shares are held in a trust for which Mr. Coblentz is trustee, (b) 13,279 shares held by Mr. Coblentz directly, (c) 852 RSUs that are scheduled to vest within 60 days from April 15, 2020 and (c) 282,727 stock options are held by Mr. Coblentz and are exercisable within 60 days from April 15, 2020, of which 246,254 are vested as of such date.

(10)

Consists of 363,268 shares, including (a) 53,798 shares, (b) 1,137 RSUs that are scheduled to vest within 60 days from April 15, 2020 and (c) 308,333 stock options exercisable within 60 days from April 15, 2020, of which 254,337 are vested as of such date.

(11)

Consists of 28,308 shares, including (a) 2,141 shares, (b) 714 RSUs that are scheduled to vest within 60 days from April 15, 2020 and (c) 25,453 stock options exercisable within 60 days from April 15, 2020, of which 25,453 are vested as of such date.

(12)

Consists of 21,036 shares, including (a) 2,141 shares, (b) 714 RSUs that are scheduled to vest within 60 days from April 15, 2020 and (c) 18,181 stock options exercisable within 60 days from April 15, 2020, of which 16,666 are vested as of such date.

(13)

Consists of 21,036 shares, including (a) 2,141 shares, (b) 714 RSUs that are scheduled to vest within 60 days from April 15, 2020 and (c) 18,181 stock options exercisable within 60 days from April 15, 2020, of which 18,181 are vested as of such date.

(14)

Consists of 133,224 shares, including (a) 114,720 shares, (b) 892 RSUs that are scheduled to vest within 60 days from April 15, 2020 and (c) 17,612 stock options are exercisable within 60 days from April 15, 2020, of which 17,612 are vested as of such date.

(15)

Consists of 513,694 shares, including (a) 510,839 shares held by Mapache Investments L.P., (b) 2,141 shares held by Mr. Strohm. and (c) 714 RSUs that are scheduled to vest within 60 days from April 15, 2020. Mr. Strohm, one of our directors, is a General Partner of Mapache Investments, L.P. and has voting and investment control over these shares.

(16)

Consists of 21,036 shares, including (a) 2,141 shares, (b) 714 RSUs that are scheduled to vest within 60 days from April 15, 2020 and (c) 18,181 stock options exercisable within 60 days from April 15, 2020, of which 11,742 are vested as of such date.

(17)

Includes shares beneficially owned by all current executive officers and directors of the Company. Consists of 3,571,969 shares, including (a) 499,535 shares, (b) 10,713 RSUs that are scheduled to vest within 60 days from April 15, 2020 and (c) 2,560,304 stock options exercisable within 60 days from April 15, 2020, of which 2,237,274 are vested as of such date.

Executive Officer Biographies

The following is biographical information for our executive officers as of March 31, 2020:

Name	Age	Position
Raul Vazquez	48	Chief Executive Officer and Director
Jonathan Coblentz	49	Chief Financial Officer and Chief Administrative Officer
Patrick Kirscht	52	Chief Credit Officer
Joan Aristei	60	General Counsel and Chief Compliance Officer
Matthew Jenkins	51	Chief Operations Officer and General Manager, Personal Loans and Auto Loans
David Needham	38	Chief Technology Officer

For the biography of Mr. Vazquez, see “Directors, Executive Officers and Corporate Governance—Board of Director Biographies.”

Jonathan Coblentz has served as our Chief Financial Officer since July 2009 and our Chief Administrative Officer since September 2015. Prior to joining Oportun, Mr. Coblentz served as Chief Financial Officer and Treasurer of MRU Holdings, Inc., a publicly-traded student loan finance company, from April 2007 to February 2009. Prior to joining MRU Holdings, Mr. Coblentz was a Vice President at Fortress Investment Group, LLC, a global investment management company. Prior to his time at Fortress, Mr. Coblentz spent over seven years at Goldman, Sachs & Co. Mr. Coblentz began his career at Credit Suisse First Boston. Mr. Coblentz received a B.S., summa cum laude, in Applied Mathematics with a concentration in Economics from Yale University.

Patrick Kirscht has served as our Chief Credit Officer since October 2015, and previously served as our Vice President, Risk Management and Chief Risk Officer from October 2008 to October 2015 and our Senior Director, Risk Management from January 2008 to October 2008. Prior to joining Oportun, Mr. Kirscht was Senior Vice President of Risk Management for HSBC Card Services, Inc., the consumer credit card segment of HSBC Holdings, from 2007 to 2008. Mr. Kirscht joined HSBC Card Services in 2005 as part of HSBC’s acquisition of Metris Companies Inc., a start-up mono-line credit card company. Mr. Kirscht joined Metris Companies in 1995, where he served as Vice President of Planning and Analysis until he moved to Risk Management in 2004. Mr. Kirscht received a B.S. in Economics with a minor in Statistics, a B.S. in Business and an M.B.A. from the University of Minnesota.

Joan Aristei has served as our General Counsel and Chief Compliance Officer since March 2018, and previously served as our Chief Compliance Officer from March 2017 until March 2018. Ms. Aristei previously served as our Vice President, Compliance since May 2014. Prior to joining Oportun, Ms. Aristei was a Director at Citi Private Bank from October 2010 to May 2014, where she served as head of Banking and Lending Product Compliance. Ms. Aristei was also previously Assistant General Counsel and Chief Compliance Officer for JP Morgan Chase & Company, in its auto finance and student lending division, where she led the establishment of a compliance framework for JP Morgan’s auto finance business after its merger with Bank One. Ms. Aristei received a B.A. in Chemistry and in French Literature from the University of California, San Diego, an M.B.A. from the UCLA Anderson School of Management and a J.D. from Loyola Law School.

Matthew Jenkins has served as our Chief Operations Officer since November 2016 and also as our General Manager, Personal Loans since August 2018 and General Manager, Personal & Auto Loans since January 2020. Prior to joining Oportun, Mr. Jenkins was Managing Director, Head of Global Consumer Operations Functions at Citigroup Inc., or Citi, from April 2015 to November 2016. In his prior role, Mr. Jenkins served as the Cards Chief Operations Officer at Citi from July 2011 to April 2015. From September 1999 to July 2011, Mr. Jenkins held various leadership roles of increasing scope and responsibility within consumer operations at Citi. Prior to Citi, Mr. Jenkins worked at First USA/Bank One’s Cardmember Service team from September 1995 to September of 1999 in various capacities, most recently as the Chief Finance Officer and Director of Business Analytics. Mr. Jenkins also served in the U.S. Army from 1988 to 1992, where he worked as an Intelligence Analyst and Spanish Linguist. Mr. Jenkins received a B.A. in Economics, summa cum laude, from the University of Texas at Austin.

David Needham has served as our Chief Technology Officer since March 2017, and previously served as our Vice President, Engineering and IT from March 2014 to March 2017, and joined as our Vice President, Engineering in October 2012. Prior to joining Oportun, Mr. Needham was a Vice President at @WalmartLabs, Walmart Inc.’s Silicon Valley technology innovation lab, from October 2011 to September 2012. Mr. Needham was also Vice President, Product Development at Samsclub.com, an online retail company, from May 2011 to October 2011, and Senior Director, Product Management for Walmart.com, an online retail company, from January 2010 to May 2011. Earlier in Mr. Needham’s career, he held various technical product management roles at Sycle.net, Tradami and UPS-Supply Chain Solutions, where he focused on the development of Software as a Service based business solutions. Mr. Needham received a B.S. in Business from the University of San Francisco.

Executive Compensation

The Company is a “smaller reporting company” under Item 10 of Regulation S-K promulgated under the Securities and Exchange Act of 1934, and the following compensation disclosure is intended to comply with the requirements applicable to smaller reporting companies. Although the rules allow the Company to provide less detail about its executive compensation program, the compensation and leadership committee is committed to providing the information necessary to help stockholders understand its executive compensation-related decisions. Accordingly, this section includes supplemental narratives that describe the executive compensation program for our named executive officers (the “NEOs”), during 2019:

•	Raul Vazquez, our Chief Executive Officer;

•	Jonathan Coblentz, our Chief Financial Officer and Chief Administrative Officer (“CFO”); and

•	Patrick Kirscht, our Chief Credit Officer.

Oversight and Design of our Compensation Program

Compensation Philosophy and Objectives

We operate in a highly competitive and rapidly evolving market, and we expect competition among companies in our market to continue to increase. Our ability to compete and succeed in this environment is directly correlated to our ability to recruit, incentivize and retain talented individuals.

We are guided by certain overarching values:

•	Commitment to our mission;

•	Focus on superior corporate results and stockholder value creation, with appropriate consideration of risk; and

•	Fostering a performance-based culture, where rewards are distributed based upon results-focused goals.

Consistent with our compensation philosophy, the primary goals of our executive compensation programs are to:

•	Attract, motivate and retain highly qualified and experienced executives who can execute our business plans in a fast-changing, competitive landscape;

•	Recognize and reward our executive officers fairly for achieving or exceeding rigorous corporate and individual objectives; and

•	Align the long-term interests of our executive officers with those of our customers and stockholders.

Role of the Compensation and leadership Committee

As described above, the compensation and leadership committee is responsible for overseeing our compensation programs and policies, including our equity incentive plans. Our compensation and leadership committee operates under a written charter adopted and approved by our board of directors, under which our board of directors retains concurrent authority with our compensation and leadership committee to approve compensation-related matters.

Each year, the compensation and leadership committee reviews and approves compensation decisions as they relate to our NEOs and other senior executive officers, including our CEO. The compensation and leadership committee initially establishes a framework by engaging in a baseline review of our current compensation programs, together with its independent compensation consultant and management, to ensure that they remain consistent with our business requirements and growth objectives. In this review, the independent compensation consultant is also asked to provide perspective on changing market practices as to compensation programs, with a particular focus on our identified peer group and other companies with whom we compete directly for talent, as discussed below under “Role of Compensation Consultants” and “Use of Competitive Market Data.” Following this review, the compensation and leadership committee considers the recommendations of our CEO, as discussed below under “Role of Management.” The compensation and leadership committee also manages the annual review process of our CEO, in cooperation with our lead director, in which all members of our board of directors are asked to participate and provide perspective, resulting in a compensation and leadership committee recommendation to the full board of directors regarding individual compensation adjustments for our CEO. As part of this review of the compensation of our NEOs and other senior executive officers, the compensation and leadership committee considers several factors, including:

•	our corporate growth and other elements of financial performance;

•	individual performance and contributions to our business objectives;

•	the executive officer’s experience and scope of duties;

•	the recommendations of our CEO and other members of our management team;

•	retention risk;

•	internal pay equity;

•	an executive officer’s existing equity awards and stock holdings; and

•	the potential dilutive effect of new equity awards on our stockholders.

Our compensation and leadership committee does not currently have any formal policies for allocating compensation among short-term and long-term compensation or among cash and non-cash compensation. Instead, our compensation and leadership committee members rely on their judgment and extensive experience serving on the boards of publicly traded companies to establish an annual target total direct compensation opportunity for each NEO that they believe will best achieve the goals of our executive compensation program and our short-term and long-term business objectives. The compensation and leadership committee retains flexibility to review our compensation structure periodically as needed to focus on different business objectives.

Role of Management

Our CEO works closely with the compensation and leadership committee in determining the compensation of our NEOs (other than his own) and other executive officers. Each year, our CEO reviews the annual performance of our NEOs and other executive officers and makes recommendations to the compensation and leadership committee (except as it relates to his own performance and compensation) regarding individual compensation adjustments, promotions, bonus pool funding, level of achievement of corporate goals and annual incentive plan payouts. Our CEO also identifies and recommends corporate and individual performance objectives for our annual incentive plan for approval by the compensation and leadership committee based on our business plan and strategic objectives for the relevant fiscal year, and makes recommendations on the size, frequency and terms of equity incentive awards and new hire compensation packages. These recommendations from our CEO are often developed in consultation with members of his senior management team, including our CFO, Chief Human Resources Officer, and General Counsel and Chief Compliance Officer.

In certain situations, our compensation and leadership committee may elect to delegate a portion of its authority to our CEO or a subcommittee. Our compensation and leadership committee has delegated to our CEO the authority to make employment offers to candidates at and below the senior vice president level without seeking the approval of the compensation and leadership committee. In addition, our compensation and leadership committee has delegated to a subcommittee, currently made up of our CEO and CFO, the authority to approve certain equity grants to employees at and below the senior vice president level, subject to certain parameters approved by the compensation and leadership committee.

At the request of the compensation and leadership committee, our CEO typically attends a portion of each compensation and leadership committee meeting, including meetings at which the compensation and leadership committee’s compensation consultant is present. From time to time, various members of management and other employees, as well as outside legal counsel and consultants retained by management, attend compensation and leadership committee meetings to make presentations and provide financial and other background information and advice relevant to compensation and leadership committee deliberations. Our CEO and other NEOs may not participate in, or be present during, any deliberations or determinations of our compensation and leadership committee regarding their compensation or individual performance objectives.

Role of Compensation Consultants

The compensation and leadership committee has the authority under its charter to retain the services of one or more external advisors, including compensation consultants, legal counsel, accounting, and other advisors, to assist it in performance of its duties and responsibilities. The compensation and leadership committee makes all determinations regarding the engagement, fees, and services of these external advisors, and any such external advisor reports directly to the compensation and leadership committee.

During 2019, the compensation and leadership committee retained FW Cook, as its independent compensation consultant to provide support and advisory services as it relates to our compensation program, primarily to review our compensation peer group and to provide a competitive assessment of our executive and non-employee director compensation programs. FW Cook performs no other services for us other than its work for the compensation and leadership committee. FW Cook complied with the definition of independence under the Dodd-Frank Act and other applicable SEC and exchange regulations.

During 2019, the Company engaged Willis Towers Watson, or WTW, to conduct competitive assessments, develop long-term incentive compensation guidelines based on competitive market data, and recommend share reserve levels for our equity incentive plans. From time to time, WTW’s recommendations are shared with the compensation and leadership committee to inform their deliberations concerning our executive compensation program. WTW complies with the definition of independence under the Dodd-Frank Act and other applicable SEC and exchange regulations.

Use of Competitive Market Data

We strive to attract and retain the most highly qualified executive officers in an extremely competitive market. Accordingly, our compensation and leadership committee believes that it is important when making its compensation decisions to be informed as to the competitive market for executive talent, including the current practices of comparable public companies. Consequently, our compensation and leadership committee periodically reviews market data for each executive officer’s position, as described below.

In March 2019, the compensation and leadership committee approved a peer group of 17 companies, developed with the assistance of FW Cook, as a reference point in making 2019 executive compensation decisions. Because we are uniquely situated in both the financial services and technology industries, the number of directly comparable companies in terms of business operations and scope are limited. This peer group was selected among publicly-traded companies (i) with comparable total revenue and market capitalization in related industries (i.e., consumer finance, software and services), or (ii) that have similar product offerings. The approved peer group was as follows:

CURO Group	Green Dot	OneMain Financial	SLM Corporation
Elevate Credit	GreenSky	Prosper Marketplace	Square
Ellie Mae	LendingClub	Q2 Holdings
Enova International	LendingTree	Regional Management
Envestnet	On Deck Capital	Santander Consumer

At the time of the selection, the trailing four quarter revenues of the peer group companies ranged from approximately $100 million to $3.8 billion with a median of almost $800 million. Our revenues during this period was between the 25th percentile and the median. Our compensation and leadership committee intends to review the peer group annually and may consider supplemental information from other public companies and third-party surveys.

Our compensation and leadership committee did not engage in benchmarking to a specific percentile in the range of comparative data for each individual or for each component of compensation. Instead, our compensation and leadership committee, taking into consideration the factors described above, relied on the business experience of its members and on the recommendations of FW Cook and our CEO to determine compensation packages appropriate for our executive officers.

Elements of Executive Compensation and 2019 Compensation Decisions

The key components of total compensation opportunity for each executive officer set by the compensation and leadership committee annually are short-term cash compensation (annual base salary and annual incentive award) and long-term equity incentive compensation (stock options and restricted stock units). The compensation and leadership committee generally allocates between total cash compensation and equity compensation in a way that substantially links executive compensation to corporate performance and strikes a balance between our short-term and long-term strategic goals. A significant portion of our NEOs’ total direct compensation opportunity is comprised of “at-risk” compensation in the form of performance-based bonus opportunities and equity awards in order to align the NEOs’ incentives with the interests of our stockholders and our corporate goals. We also provide our NEOs with certain severance and change in control benefits, as well as other benefits generally available to all our employees, including retirement benefits under our 401(k) plan and participation in our employee benefit plans.

Base Salaries

Base salary is designed to be a competitive fixed component that establishes a guaranteed minimum level of cash compensation of our executive officers. Base salaries are initially set through arm’s-length negotiation at the time of hiring, taking into account level of responsibility, qualifications, experience, salary expectations and competitive market data. Base salaries are then reviewed on an annual basis by the compensation and leadership committee and salary adjustments may be made based on factors discussed above under “Oversight and Design of our Compensation Program.”

In June 2019, the compensation and leadership committee reviewed the base salaries of the NEOs, taking into consideration a competitive market analysis and the recommendations of our CEO. Following this review, the compensation and leadership committee decided to increase the base salaries of Messrs. Coblentz and Kirscht, effective as of January 1, 2019. No adjustment was made to Mr. Vazquez’s base salary based on the committee’s assessment of peer data and his previous base salary increase.

	2018 Annual Base Salary Rate (1) ($)	2019 Annual Base Salary Rate ($)	% Increase
Raul Vazquez	481,000	481,000	—%
Jonathan Coblentz	340,000	351,900	3.5%
Patrick Kirscht	400,000	414,000	3.5%

(1)

The annual base salary rates in this column were approved by the compensation and leadership committee in August 2018, and they were effective as of September 1, 2018. Prior to September 1, 2018, the annual base salary rates for Messrs. Vazquez, Coblentz and Kirscht were $450,000, $322,000 and $378,000, respectively.

Annual Incentive Plan

Each of our NEOs were eligible to participate in our annual incentive plan for 2019. This performance-based cash compensation was designed to reward the achievement of annual corporate performance relative to pre-established goals, as well as individual performance, contributions and strategic impact.

The compensation and leadership committee established a target annual incentive award for each executive officer, denominated as a percentage of base salary, which was set at the same percentage of base salary for 2019 as in 2018.

	2019 Target Annual Incentive Award Opportunity
	Target Award ($)	Percentage of Base Salary
Raul Vazquez	481,000	100%
Jonathan Coblentz	228,735	65%
Patrick Kirscht	269,100	65%

For 2019, the compensation and leadership committee approved the four corporate performance goals and their respective weightings set forth below. In selecting these corporate performance goals, our compensation and leadership committee believed that they were appropriate drivers for our business as they provided a balance between growing our business, enhancing stockholder value and strengthening our financial position. Periodically throughout the year, the compensation and leadership committee may revise corporate performance goals and weightings for annual incentive awards based on our business priorities and annual operating plan. The table below also shows the level of achievement in 2019 for each goal as determined by the compensation and leadership committee. The resulting overall weighted achievement related to corporate performance goals was 93.8% of target.

Performance Goal	2019 Weight	Target Achievement	Actual Achievement	Percent Attainment
Total Revenue—Consolidated ($M)	30%	$611.5	$600.1	83.7%
Adjusted EBITDA as a Percentage of Total Revenue—Personal Loans	30%	14.3%	14.29%	99.5%
Active Customers—Consolidated	20%	800,310	793,485	94%
Auto and Credit Card Milestones Achieved	20%		Met	100%
Total	100%

Individual annual incentive award goals and achievement for our NEOs other than our CEO vary depending on our strategic corporate initiatives and each executive officer’s responsibilities. Mr. Coblentz received a higher total achievement score for his leadership and significant contributions during the Company’s initial public offering and achievement of his individual objectives in 2019. While not exhaustive, below are certain key factors that the compensation and leadership committee, in consultation with our CEO, considered when determining the individual component of each 2019 annual incentive award.

•	Improvements to functional finance performance and budgeting processes, and increased organizational effectiveness and efficiency;

•	Completion of initial public offering and establishment of a public company reporting framework;

•	Launch of credit card and auto loan products; and

•	Developments to our proprietary risk model and refinement of our credit data and analytics capabilities across our products.

The annual incentive awards were weighted 75% on corporate performance and 25% on attainment of individual goals for all of our NEOs. After assessing the Company’s and each NEO’s performance for the year, the compensation and leadership committee may adjust the actual annual incentive award payouts for our executive officers up or down in their discretion, but no such discretionary adjustments were made for the 2019 annual incentive awards.

As a result of the compensation and leadership committee’s performance review, the following annual incentive awards were paid to each of our NEOs for 2019:

	Target Award ($)	Corporate Achievement (% of Target)	Individual Achievement (% of Target)		Award Payout (% of Target)	Award Amount ($)
Raul Vazquez	481,000	93.8%	100.0%		95.4%	458,634
Jonathan Coblentz	228,735	93.8%	115.0	%(1)	99.1%	226,676
Patrick Kirscht	269,100	93.8%	100.0%		95.4%	256,587

(1)

Mr. Coblentz received a higher total achievement score for his leadership and significant contributions during the Company’s initial public offering and achievement of his individual objectives in 2019.

Long-Term Incentive Compensation

Our compensation and leadership committee believes long-term incentive compensation is an effective means for focusing our NEOs on driving increased stockholder value over a multi-year period and motivating them to remain employed with us. Currently, our compensation and leadership committee uses equity awards in the form of stock options and restricted stock units (“RSUs”), to deliver annual long-term incentive compensation opportunities to our NEOs and to address special situations as they may arise from time to time. The compensation and leadership committee establishes annual targets for long-term incentive compensation to our NEOs and other executive officers, taking into consideration the competitive market analysis performed by our compensation consultant.

Our compensation and leadership committee considers stock options to be inherently performance-based, and automatically link executive pay to stockholder return, because the executive derives value from a stock option only if our stock price increases. As part of a balanced compensation strategy, our compensation and leadership committee also awards RSUs to help us to attract, motivate and retain our NEOs.

In June 2019, in connection with our 2018 annual review process and performance year-to-date, we granted refresh equity grants of stock options and RSUs to NEOs. Each stock option grant provides for a four-year vesting schedule, with one-fourth of the shares subject to the stock option vesting on the first anniversary of the vesting commencement date, and the remaining shares vesting in 36 successive equal monthly installments following the first anniversary of the vesting commencement date, subject to the NEO’s continued service on each such vesting date. Each RSU grant provides for a four-year vesting schedule, with one-fourth of the RSUs vesting on each anniversary of the vesting commencement date, subject to the NEO’s continued service on each such vesting date. In determining the amount of such grants, the compensation and leadership committee considered compensation data with respect to the 2019 peer group, as well as the expanded San Francisco Bay Area group of consumer finance and fintech/technology companies identified above under “Oversight and Design of our Compensation Program—Use of Competitive Market Data” and granted RSUs at a level comparable to the median annual equity grant values of the combined peer group.

Prior to our IPO, we also completed a one-time voluntary stock option exchange offer. Messrs. Vazquez and Coblentz participated in the stock option exchange offer and received RSU grants. This stock option exchange program was approved by stockholders in August 2019 and was structured so that the fair value of any new grant was equal to the fair value of the corresponding canceled grant. See “Stock Option Exchange Offer” below for more information.

Historically, equity awards have been granted in connection with an executive officer’s initial employment or promotion, and thereafter on a periodic basis (generally annually) in order to retain and reward our NEOs based on factors such as individual performance and strategic impact, retention goals and competitive pay practices. The compensation and leadership committee generally determines the size and mix of equity awards to our NEOs in consultation with our CEO (except with respect to his own awards) and based on factors discussed above in “Oversight and Design of our Compensation Program.” The compensation and leadership committee intends to continue to review the existing equity holdings of our NEOs, including the percentage of equity awards that are vested or will become vested as a result of our offering, as well as other factors, when considering advisability of future equity grants to our NEOs.

Employment and Change in Control Arrangements

We have entered into at-will employment offer letters with each of our NEOs that were approved by the compensation and leadership committee and our board of directors. In addition, we provide each NEO with the opportunity to receive certain severance payments and benefits in the event of a termination of employment under certain circumstances, including in connection with a change of control. The compensation and leadership committee generally believes that that the severance protection payments and benefits we offer are necessary to provide stability among our executive officers, serve to focus our executive officers on our business operations, and avoid distractions in connection with a potential change in control transaction or period of uncertainty.

For additional information on the employment arrangements and potential post-employment payments to our NEOs, see “Employment, Severance, and Change in Control Agreements” and “Potential Payments and Benefits Upon Termination or Change in Control” below.

401(k) Plan and Employee Benefits

During 2019, all full-time employees in the United States, including the NEOs, were eligible to participate in the Company’s 401(k) plan, a tax qualified retirement plan (with an employer match up to 4% of eligible contributions). Other than the 401(k) plan, we do not provide defined benefit pension plans or defined contribution retirement plans to the NEOs or other employees.

We also offer a number of benefit programs to our full-time employees, including our NEOs, in the United States. These benefits include medical, vision and dental insurance, health and dependent care flexible spending accounts, wellness programs, charitable donation matching, short-term and long-term disability insurance, accidental death and dismemberment insurance, basic life insurance coverage and business travel insurance. Full-time and part-time employees in the United States are eligible to receive paid parental leave.

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code generally places a $1 million limit on the amount of compensation a publicly held company can deduct in any tax year on compensation paid to “covered employees.” Prior to the passage of the 2017 Tax Cuts and Jobs Act, performance-based compensation, such as annual cash incentives and performance-based RSUs, paid to our “covered employees” was generally excluded from this $1 million deduction limit. As a result of changes in the tax law, this previously-available exclusion for performance-based compensation is generally no longer available after 2018. The compensation and leadership committee considers tax deductibility as one of many factors in determining executive compensation, including the impact of these tax law changes. However, the compensation and leadership committee retains discretion to award compensation that it determines to be consistent with the goals of our executive compensation program even if such compensation is not tax deductible by Oportun, and can modify compensation that was initially intended to be tax deductible if it determines that such modifications are consistent with our business needs. Thus, executive compensation arrangements may not be tax deductible or, if initially intended to be tax deductible, may not actually receive this treatment.

Taxation of Parachute Payments and Deferred Compensation

We do not provide, and have no obligation to provide, any executive officer, including any NEO, with a “gross-up” or other reimbursement payment for any tax liability that he or she might owe as a result of the application of Section 280G, 4999, or 409A of the Code. Sections 280G and 4999 of the Code provide that executive officers and directors who hold significant equity interests and certain other service providers may be subject to an excise tax if they receive payments or benefits in connection with a change of control that exceed certain limits prescribed by the Code, and that the employer may forfeit a deduction on the amounts subject to this additional tax. Section 409A of the Code also may impose significant taxes on a service provider in the event that he or she receives deferred compensation that does not comply with the requirements of Section 409A of the Code.

Hedging and Pledging Policies

We have established an insider trading policy, which, among other things, prohibits short sales, engaging in transactions in publicly-traded options (such as puts and calls) and other derivative securities relating to our common stock. This prohibition extends to any hedging or similar transaction designed to decrease the risks associated with holding our securities. In addition, all employees are prohibited from pledging any of our securities as collateral for a loan and from holding any of our securities in a margin account.

Summary Compensation Table

The following table provides information regarding all compensation awarded to, earned by or paid to our NEOs for the years ended December 31, 2019, 2018, and 2017:

	Year	Salary (1) ($)	Stock Awards (2) ($)	Option Awards (2) ($)	Non-Equity Incentive Plan Compensation (3) ($)	All Other Compensation (4)(5) ($)	Total ($)
Raul Vazquez	2019	481,000	1,287,948	1,249,737	458,634	20,895	3,498,214
Chief Executive Officer	2018	460,333	3,500,000	—	524,182	18,500	4,503,016
	2017	450,000	—	—	415,350	10,794	876,144

Jonathan Coblentz	2019	351,900	429,316	416,576	226,676	12,645	1,437,113
Chief Financial Officer and Chief Administrative Officer	2018	328,000	1,100,003	—	240,840	9,747	1,678,590
	2017	322,000	—	—	181,515	10,800	514,315

Patrick Kirscht	2019	414,000	643,974	624,864	256,587	14,807	1,954,232
Chief Credit Officer	2018	385,333	1,500,001	—	283,342	22,337	2,191,014
	2017	378,000	—	—	231,511	10,794	620,305

(1)	The salary amounts in this column reflect the blended salary paid, which takes into account any salary increases effective during the year, if any.
(2)

These columns reflects the aggregate grant date fair value of stock options and RSUs measured pursuant to FASB ASC 718 without regard to forfeitures. The assumptions used in calculating the grant date fair value of these awards are set forth in Note 2 and Note 13 in our Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K filed with the SEC on February 28, 2020. These amounts do not reflect the actual economic value that may be realized by the NEO.

(3)	Bonuses represent amounts paid under our annual incentive plan.
(4)

The amounts reported for 2018 and 2017 represent the cash value of Oportun’s match of our NEO’s contributions to the 401(k) plan. The amounts reported for 2019 include the cash value of Oportun’s match of our NEO’s contributions to the 401(k) plan and matching charitable contributions made by Oportun in 2019 pursuant to the Company’s charitable match program launched in 2019.

(5)

For 2019, “All other compensation” includes (i) $18,999 for 401(k) employer match, $396 for life insurance premium and $1,500 for charitable match for Mr. Vazquez; (ii) $12,249 for 401(k) employer match and $396 for life insurance premium for Mr. Coblentz and (iii) $14,411 for 401(k) employer match and $396 for life insurance premium for Mr. Kirscht.

Stock Option Exchange Offer

Prior to our IPO, we completed a one-time voluntary stock option exchange offer that allowed eligible participants the opportunity to exchange certain stock options for RSUs, subject to a new vesting schedule, or for a cash payment. We believed that this offer would foster retention of valuable employees, provide a meaningful incentive to them, and better align the interests of employees with the interests of our stockholders to maximize stockholder value. This stock option exchange program was approved by our stockholders in August 2019. Our NEOs Messrs. Vazquez and Coblentz participated in the stock option exchange offer. The program was structured so that the fair value of any new grant was equal to the fair value of the corresponding canceled grant. See “Certain Relationships and Related Transactions” for more information about these transactions.

Grants of Plan-Based Awards in Fiscal Year 2019

The following table provides information regarding each grant of a plan-based award made to an NEO under any plan in the year ended December 31, 2019:

	Type of Award	Grant Date	Estimate Future Payout Under Non-Equity Incentive Plan Awards (1) ($)	All Other Stock Awards: Number of Shares or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards (2) ($)
Raul Vazquez	Annual incentive award	3/12/2020	481,000	—	—	—	—
	Stock options	6/28/2019	—	—	140,551	18.04	1,249,737
	RSU	6/28/2019	—	71,394	—	—	1,287,948

Jonathan Coblentz	Annual incentive award	3/12/2020	228,735	—	—	—	—
	Stock options	6/28/2019	—	—	46,850	18.04	416,576
	RSU	6/28/2019	—	23,798	—	—	429,316

Patrick Kirscht	Annual incentive award	3/12/2020	269,100	—	—	—	—
	Stock options	6/28/2019	—	—	70,275	18.04	624,864
	RSU	6/28/2019	—	35,697	—	—	643,974

(1)	Represents the target amount of annual cash incentive compensation for which the executive was eligible to receive under our annual incentive plan. There are no minimum thresholds or maximums.
(2)

This column reflects the aggregate grant date fair value of the stock options and RSUs measured pursuant to FASB ASC 718, without regard to forfeitures. The assumptions used in calculating the grant date fair value of these awards are set forth in Note 2 and Note 13 to our Notes to the Consolidated Financial Statements included on our Form 10-K filed February 28, 2020. These amounts do not reflect the actual economic value that may be realized by the NEO.

Outstanding Equity Awards at 2019 Fiscal Year End

The following table provides information with respect to all outstanding stock options and RSUs held by our NEOs as of December 31, 2019. See “Employment, Severance, and Change in Control Agreements” and “Potential Payments and Benefits Upon Termination or Change in Control” below for information regarding the impact of certain employment termination scenarios on outstanding equity awards.

		Option Awards				Stock Awards
Name	Vesting Commencement Date (1)	Number of Securities Underlying Unexercised Options— Unexercisable (2) (#)	Number of Securities Underlying Unexercised Options— Exercisable (3) (#)	Option Exercise Price ($/sh)	Option Expiration Date	Number of Shares or Units That Have Not Vested (4) (#)		Market Value of Shares or Units That Have Not Vested (5) ($)
Raul Vazquez	4/9/2012	—	791,318	1.32	8/1/2022	—		—
	7/25/2013	—	101,675	4.40	7/24/2023	—		—
	9/10/2014	—	136,363	10.23	9/9/2024	—		—
	7/31/2015	—	3,741	26.73	9/28/2025	—		—
	11/30/2016	33,333	112,120	19.69	11/29/2026	—		—
	11/30/2016	—	—	—	—	58,181		1,384,708
	8/30/2018	—	—	—	—	117,410		2,794,358
	3/3/2019	140,551	—	18.04	6/27/2029	—		—
	3/3/2019	—	—	—	—	71,394	(6)	1,699,177
	8/1/2019 (7)	—	—	—	—	76,126		1,811,799

Jonathan Coblentz	7/2/2012	—	144,970	1.32	8/1/2022	—		—
	7/25/2013	—	20,454	4.40	7/24/2023	—		—
	9/24/2014	—	36,363	10.23	9/28/2024	—		—
	11/30/2016	7,813	26,277	19.69	11/29/2026	—		—
	11/30/2016	—	—	—	—	13,636		324,537
	8/30/2018	—	—	—	—	36,900		878,220
	3/3/2019	46,850	—	18.04	6/27/2029	—		—
	3/3/2019	—	—	—	—	23,798	(6)	566,392
	8/1/2019 (7)	—	—	—	—	23,317		554,945
	8/1/2019 (7)	—	—	—	—	2,331		55,478

Patrick Kirscht	3/1/2012	—	18,638	1.32	8/1/2022	—		—
	12/4/2012	—	14,878	1.32	12/3/2022	—		—
	7/25/2013	—	22,727	4.40	7/24/2023	—		—
	8/10/2013	—	45,454	4.40	8/9/2023	—		—
	9/24/2014	—	36,363	10.23	9/28/2024	—		—
	7/31/2015	—	54,545	26.73	9/28/2025	—		—
	11/30/2016	10,416	35,037	19.69	11/29/2026	—		—
	11/30/2016	—	—	—	—	18,181		432,708
	8/30/2018	—	—	—	—	50,318		1,197,568
	3/3/2019	70,275	—	18.04	6/27/2029	—		—
	3/3/2019	—	—	—	—	35,697	(6)	849,589

(1)

Awards with a vesting commencement date on or prior to July 31, 2015 were granted under our 2005 Plan, awards with vesting commencement date on or prior to September 26, 2019 were granted under our 2015 Stock Option/Stock Issuance Plan.

(2)

Except as noted below, each option grant provides for a four-year vesting schedule, with one-fourth of the options vesting on the first anniversary of the vesting commencement date, and the balance vesting in equal monthly installments over the remaining 36 months, subject to the executive’s continued service on each such vesting date. Except as noted below, options are exercisable immediately following grant, also known as “early exercisable,” and unvested shares purchased on an early exercise are subject to a repurchase right in our favor on termination of employment that lapses along the same vesting schedule as contained in the option grant. This column reflects the number of unexercised options that were unvested as of December 31, 2019.

(3)	This column reflects the number of unexercised options that were vested as of December 31, 2019.
(4)

Except as otherwise noted, RSUs include both service-based and performance conditions to vest in the underlying shares of common stock, and require that the executive remains employed through the date upon which both vesting criteria are met. The service-based condition is satisfied over a four-year period, with one-fourth of the RSUs meeting the service condition on the 30th day of the month in which the first anniversary of the vesting commencement date occurs, and one-sixteenth of the RSUs meeting the service condition on a quarterly basis over the remaining twelve quarters. The performance-based condition is satisfied on the first to occur of: (1) a change in control event, such as a sale of all or substantially all of our assets or a merger involving the sale of a majority of the outstanding shares of our voting capital stock; or (2) the first trading day following the expiration of 180 day post-offering lock-up period.

(5)	Represents the number of unvested shares underlying RSUs multiplied by the per share fair market value of our common stock as of December 31, 2019, which was $23.80.
(6)

The RSUs will vest over a four-year period with one-fourth of the RSUs vesting on each one year anniversary of the vesting commencement date, subject to the executive’s continued service on each such vesting date. There is no performance-based vesting condition associated with such RSUs.

(7)

The RSUs were acquired pursuant to the stock option exchange offer program described below in “Stock Option Exchange Offer.” The RSUs will vest over a two-year period, with one-half of the RSUs vesting on the first anniversary of the vesting commencement date and one-eighth of the RSUs vesting on a quarterly basis over the remaining four quarters. There is no performance-based vesting condition associated with such RSUs.

Option Exercises and Stock Vested in Fiscal Year 2019

The following table presents information concerning the aggregate number of shares of our common stock for which options were exercised during 2019 for each of the NEOs:

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
Raul Vazquez	11,961	148,675	(1)
Jonathan Coblentz	23,979	353,595	(2)
Patrick Kirscht	2,727	42,296	(3)

(1)

Includes an option exercise in September 2019 for 11,961 shares with a $4.40 per share exercise price. The value realized on exercise was determined based on a fair market value of $16.83 as of the date of the exercise.

(2)

Includes an option exercise in June 2019 for 2,215 shares with a $1.32 per share exercise price and an option exercise in September 2019 for 21,764 shares with a weighted average $2.28 per share exercise price. The value realized on exercise was determined based on a fair market value of $18.04 in June 2019 and $16.83 in September 2019.

(3)

Includes an option exercise in September 2019 for 2,727 shares with a $1.32 per share exercise price. The value realized on exercise was determined based on a fair market value of $16.83 as of the date of the exercise.

Employment, Severance and Change in Control Agreements

In November 2018, in connection with the compensation and leadership committee’s review of the overall compensatory package of each officer, our board of directors approved a new form of executive offer letter and executive severance and change in control policy for our executive officers. In February 2019, we entered into amended and restated offer letters with each of our NEOs. The offer letters generally provide for at-will employment and set forth the executive’s base salary, eligibility for an annual incentive award opportunity and employee benefits, and coverage under our executive severance policy. Each of our NEOs has also executed our standard form of proprietary information and invention assignment agreement. General provisions of these agreements are discussed below, and any potential payments and benefits due upon a termination of employment or a change in control are further quantified below in “Potential Payments and Benefits Upon Termination or Change in Control.”

Executive Severance and Change in Control Policy

As discussed above, we have adopted an executive severance and change in control policy, which supersedes the individual severance arrangements previously entered into with our NEOs and is incorporated by reference into each NEO’s current offer letter.

Upon a termination of employment by us without cause or by the executive for good reason (an “involuntary termination”), our NEOs other than our CEO will receive 12 months of salary continuation and health insurance benefits if they have been employed with us for at least five years (or nine months of such benefits if they have been employed for less than five years). If the termination occurs within 90 days before or 12 months after a change in control, they will receive the higher level of salary continuation and health insurance benefits regardless of their tenure with us, their full target bonus, and full vesting of their unvested equity awards other than performance-vested awards. For performance-vested awards, any acceleration of vesting, exercisability or lapse of restrictions is based on actual performance through the date of such change in control.

On an involuntary termination, our CEO will receive 18 months of salary continuation and health insurance benefits if he has been employed with us for at least five years (or 12 months of such benefits if he has been employed for less than five years), and 12 months’ worth of accelerated vesting of equity awards other than performance-vested awards. If the involuntary termination occurs within the change in control period, he will receive the higher level of salary continuation and health insurance benefits regardless of his tenure with us, 150% of his target bonus, and full vesting of his unvested equity awards other than performance-vested awards. For performance-vested awards, any acceleration of vesting, exercisability or lapse of restrictions is based on actual performance through the date of such change in control.

Severance benefits are subject to the execution of a release of claims by the executive, resignation from all officer and director positions, and continued compliance with the executive’s obligations under any confidentiality, intellectual property assignment, and restrictive covenant agreement with us. The terms “cause,” good reason” and “change in control” can be found in the executive severance policy.

Potential Payments and Benefits Upon Termination or Change in Control

The following table sets forth the estimated payments and benefits that would be received by each of the NEOs upon a termination of employment without cause or following a resignation for good reason which we refer to below as an involuntary termination, or in the event of an involuntary termination in connection with a change in control of Oportun. This table reflects amounts payable to each NEO assuming his or her employment was terminated on December 31, 2019, and the change in control also occurred on that date. For additional discussion of the potential benefits and payments due in connection with a termination of employment or a change in control, please see “Employment, Severance, and Change in Control Agreements—Executive Severance and Change in Control Policy” above.

Name	Involuntary Termination (1)(2)(3) ($)	Change in Control Involuntary Termination (1)(2) ($)
Raul Vazquez
Cash Severance	721,500	721,500
Annual Incentive Award	—	721,500
Continuation of Health Insurance Benefits	20,888	20,888
Accelerated Vesting of Equity Awards	1,670,086	8,636,614

Total	2,412,474	10,100,502

Jonathan Coblentz
Cash Severance	351,900	351,900
Annual Incentive Award	—	228,735
Continuation of Health Insurance Benefits	7,492	7,492
Accelerated Vesting of Equity Awards	—	2,681,539

Total	359,392	3,269,666

Patrick Kirscht
Cash Severance	414,000	414,000
Annual Incentive Award	—	269,100
Continuation of Health Insurance Benefits	18,803	18,803
Accelerated Vesting of Equity Awards	—	2,927,459

Total	432,803	3,629,362

(1)	Based on salary and bonus targets as of December 31, 2019.
(2)

The estimated value of accelerated vesting of equity awards was calculated by multiplying the number of shares underlying the unvested option or RSU awards that would be accelerated by the per share fair market value of our common stock as of December 31, 2019, which was $23.80, minus the aggregate exercise price attributable to the accelerated shares in the case of an option. Options that have a per share exercise price above $23.80 are assumed to have no value.

(3)

No value is included in this column for accelerated vesting of RSUs that include both service-based and performance conditions because the performance-based condition would not have been met as of December 31, 2019.

Equity Compensation Plan Information

The principal features of our Equity Incentive Plans are included in the Compensation Plan documents, which were filed as exhibits to our S-8 filed September 27, 2019. The following table provides information as of December 31, 2019 with respect to shares of our common stock that may be issued under our existing equity compensation plans:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Restricted Stock Units and Rights (#)	Weighted Average Exercise Price of Outstanding Options ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column) (#)
Equity compensation plans approved by security holders
2019 Equity Incentive Plan	73,322	—	2,943,122
2015 Stock Option / Stock Issuance Plan	3,659,323	21.11	—
2005 Stock Option / Stock Issuance Plan	1,860,295	6.08	—
2019 Employee Stock Purchase Plan	—	—	726,186
Equity compensation plans not approved by security holders	—	—	—
Total	5,592,940		3,669,308

Report of the Compensation and Leadership Committee

The information contained in this report of the compensation and leadership committee shall not be deemed to be “soliciting material,” “filed” with the SEC, subject to Regulations 14A or 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or subject to the liabilities of Section 18 of the Exchange Act. No portion of this compensation committee report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, through any general statement incorporating by reference in its entirety the proxy statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.

The compensation and leadership committee has reviewed and discussed with management the Executive Compensation disclosure contained in this proxy statement. Based on this review and discussion, the compensation and leadership committee has recommended to the board of directors that the Executive Compensation disclosure be included in this proxy statement and incorporated into Oportun’s Annual Report on Form 10-K for the year ended December 31, 2019.

Respectfully submitted by the members of the compensation and leadership committee of the board of directors:

David Strohm (Chair)

Aida M. Alvarez

Carl Pascarella

Certain Relationships and Related Transactions

The following is a summary of transactions and arrangements, since the beginning of our last fiscal year, to which we have been a participant, in which the amount involved exceeded or will exceed the lesser of $120,000 or one percent of the average Company’s total assets at year-end for the last two completed fiscal years in which we were or are to be a participant and in which a related person had or will have a direct or indirect material interest. A related person is: (i) an executive officer, director or director nominee, (ii) a beneficial owner of more than 5% of our common stock, (iii) an immediate family member of an executive officer, director or director nominee or beneficial owner of more than 5% of our common stock, or (iv) any entity that is owned or controlled by any of the foregoing persons has a substantial ownership interest or control.

Stock Option Exchange Offer

Prior to our IPO, we completed a one-time voluntary stock option exchange offer that allowed eligible participants the opportunity to exchange certain stock options for restricted stock units (“RSUs”), subject to a new vesting schedule (the “RSU Exchange Offer”), or for a cash payment (the “Cash Exchange Offer, together with the RSU Exchange Offer, the “Exchange Offers”).

As a result of the Exchange Offers, options to purchase 1,040,154 shares of our common stock were accepted for exchange and 455,218 replacement RSUs were issued. The replacement RSUs have a vesting schedule of two to four years and begin vesting on the anniversary of the grant date and the remainder vests on a quarterly basis thereafter. The RSUs were granted under, and subject to, the terms and conditions of our 2015 Stock Option/Stock Issuance Plan. The amount of cash payments provided in the Cash Exchange Offer were insignificant. Among other participants, the following executive officers participated in the RSU Exchange Offer:

•	Raul Vazquez exchanged 178,077 stock options for 76,126 RSUs.

•	Jonathan Coblentz exchanged 60,000 stock options for 25,648 RSUs.

•	David Needham exchanged 36,363 stock options for 15,545 RSUs.

Indemnification Agreements

Our amended and restated certificate of incorporation contains provisions limiting the liability of our directors, and our amended and restated bylaws provide that we indemnify each of our directors to the fullest extent permitted under Delaware law. Our amended and restated certificate of incorporation and amended and restated bylaws also provide our board of directors with discretion to indemnify our officers and employees when determined appropriate by our board of directors. In addition, we have entered and expect to continue to enter into agreements to indemnify our directors and executive officers.

Investors’ Rights Agreement

We are party to an amended and restated investors’ rights agreement, which provides, among other things, that certain holders of our capital stock, have the right to demand that we file a registration statement or request that their shares of our capital stock be included on a registration statement that we are otherwise filing.

Transactions with Credit Karma

Raul Vazquez is currently a member of the board of directors of Intuit Inc. (“Intuit”). On February 24, 2020, Intuit announced that it has agreed to purchase Credit Karma. We have conducted business with Credit Karma for lead generation services since November 2019 and made payments to Credit Karma of approximately $142,000 for services provided in 2019. Our agreements with Credit Karma were negotiated in the ordinary course of business.

Policies and Procedures for Related Party Transactions

We have adopted a policy that all transactions, arrangements, or relationships in which the amounts exceed $120,000 or one percent of the average Company’s total assets at year-end for the last two completed fiscal years between us and our directors, executive officers, holders of more than 5% of our capital stock, any member of the immediate family of the foregoing persons, or their affiliates are approved by the audit and risk committee, or a similar committee consisting of entirely independent directors, according to the terms of our code of business conduct. In approving or rejecting any such related party proposal, the audit and risk committee will consider the relevant facts and circumstances available and deemed to be relevant to the matter, including, but not limited to, risks, costs, impact on independence, availability of alternatives, and transaction terms that could have been obtained from unaffiliated third parties.

We believe that we have executed all the transactions described above on terms no less favorable to us than we could have obtained from unaffiliated third parties. It is out intent to ensure that all future transactions between us and related parties are also approved by the audit and risk committee, or a similar committee consisting of entirely independent directors, according to the terms of our code of business conduct, and are on terms no less favorable to us than those that we could obtain from unaffiliated third parties.

Other Matters

Annual Report on Form 10-K and SEC Filings

We have filed our Annual Report on Form 10-K for the year ended December 31, 2019 with the SEC. It is available free of charge at the SEC’s web site at www.sec.gov. Our Annual Report and this proxy statement are posted on our investor relations website at https://investor.oportun.com and are available from the SEC at its website at www.sec.gov. If you do not have access to the Internet or have not received a copy of our Annual Report, you may requrest a copy of it or any exhibits thereto without charge by writing to our Corporate Secretary at Oportun Financial Corporation, 2 Circle Star Way, San Carlos, CA 94070.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY D15353-P38025 1b. David Strohm Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY D15353-P38025 1b. David Strohm 1. Election of Class I Directors to serve until the 2023 Annual Meeting of Stockholders 1a. Jo Ann Barefoot 2. Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2020. 3. To approve, on an advisory non-binding basis, the named executive officer compensation, as described in the proxy statement. 4. To approve, on an advisory non-binding basis, the frequency of future stockholder votes on the named executive officer compensation. 5. To conduct any other business as may properly come before the meeting or any adjournment thereof. Nominees: For Withhold For Against Abstain Yes No HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household. OPORTUN FINANCIAL CORPORATION The Board of Directors recommends you vote FOR each of the Nominees listed in proposal 1, and FOR proposals 2 and 3: The Board of Directors recommends you vote 1 YEAR on the following proposal 4: OPORTUN FINANCIAL CORPORATION 2 CIRCLE STAR WAY SAN CARLOS, CA 94070 1 Year 2 Years 3 Years Abstain For address changes and/or comments, please check this box and write them on the back where indicated. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. VOTE BY INTERNET Before the Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Pacific time on June 2, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During the Meeting - Go to www.virtualshareholdermeeting.com/OPRT2020 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Pacific time on June 2, 2020. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. We must receive it by June 2, 2020 for your vote to be counted. 1. Election of Class I Directors to serve until the 2023 Annual Meeting of Stockholders 1a. Jo Ann Barefoot 2. Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2020. 3. To approve, on an advisory non-binding basis, the named executive officer compensation, as described in the proxy statement. 4. To approve, on an advisory non-binding basis, the frequency of future stockholder votes on the named executive officer compensation. 5. To conduct any other business as may properly come before the meeting or any adjournment thereof. Nominees: For Withhold For Against Abstain Yes No HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household. OPORTUN FINANCIAL CORPORATION The Board of Directors recommends you vote FOR each of the Nominees listed in proposal 1, and FOR proposals 2 and 3: The Board of Directors recommends you vote 1 YEAR on the following proposal 4: OPORTUN FINANCIAL CORPORATION 2 CIRCLE STAR WAY SAN CARLOS, CA 94070 1 Year 2 Years 3 Years Abstain For address changes and/or comments, please check this box and write them on the back where indicated. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. VOTE BY INTERNET Before the Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Pacific time on June 2, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During the Meeting - Go to www.virtualshareholdermeeting.com/OPRT2020 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrowavailable and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Pacific time on June 2, 2020. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. We must receive it by June 2, 2020 for your vote to be counted.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Combined Document is available at www.proxyvote.com. D15354-P38025 OPORTUN FINANCIAL CORPORATION Annual Meeting of Stockholders June 3, 2020 8:00 a.m. Pacific time This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Raul Vazquez, Jonathan Coblentz and Joan Aristei, or any of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of OPORTUN FINANCIAL CORPORATION that the stockholder(s) is are entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 a.m. Pacific time on June 3, 2020, at www.virtualshareholdermeeting.com/OPRT2020, and any adjournment or postponement thereof.
This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the recommendations of the Board of Directors. Continued and to be signed on reverse side Address Changes/Comments: (If you noted any Address Changes/Comments above, please mark the corresponding box on the reverse side.)